UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

ENERGY PARTNERS, LTD.
Name of Registrant as Specified in Its Charter

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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201 St. Charles Avenue

Suite 3400

New Orleans, Louisiana 70170

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 26, 2011

To the Stockholders of Energy Partners, Ltd:

The 2011 Annual Meeting of Stockholders of Energy Partners, Ltd. (the “Company”), a Delaware corporation, will be held at the Company’s corporate offices at 201 St. Charles Avenue, Suite 3400, New Orleans, Louisiana 70170, on May 26, 2011, at 9:00 a.m., Central Daylight Time, for the following purposes:

(1) to elect six (6) directors to hold office until the Annual Meeting of Stockholders in the year 2012 and until their respective successors are duly elected and qualified;

(2) to approve an amendment to the Company’s 2009 Long Term Incentive Plan to increase the number of shares of Common Stock available for award under the plan from 1,237,000 to 2,474,000 shares;

(3) to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the year ending December 31, 2011;

(4) to approve, on a non-binding advisory basis, the Company’s executive compensation;

(5) to vote, on a non-binding advisory basis, on the frequency of future non-binding advisory votes to approve the Company’s executive compensation;

(6) to adjourn or postpone the meeting, as necessary; and

(7) to transact such other business as may properly come before the meeting.

Additional information regarding the meeting and the above proposals is set forth in the accompanying proxy statement. The Board of Directors has set the close of business on April 7, 2011 as the record date for the meeting (the “Record Date”), and only holders of common stock, par value $0.001 per share (the “Common Stock”) on the Record Date are entitled to notice of, and to vote at, the 2011 Annual Meeting, or any adjournment or postponement thereof.

You are cordially invited to attend the Annual Meeting in person. Even if you plan to attend the Annual Meeting, we urge you to vote your shares at your earliest convenience in order to ensure that your shares will be represented at the meeting.

As we did for the first time last year, we will be taking advantage of the Securities and Exchange Commission rules that allow us to furnish our proxy materials over the Internet. As a result, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders rather than a full paper set of the proxy materials. This Notice of Internet Availability of Proxy Materials contains instructions on how to access our proxy materials on the Internet, as well as instructions on how stockholders may obtain a paper copy of the proxy materials. This process will substantially reduce the costs associated with printing and distributing our proxy materials.

You can vote your shares via the Internet or by telephone. Furthermore, if you received paper proxy materials from the Company, you may sign, date and mail the proxy card in the envelope that was provided to you. If you hold your shares through a broker or other nominee, you should contact your broker to determine how to vote your shares.

By Order of the Board of Directors,

/s/ John H. Peper

JOHN H. PEPER

Executive Vice President, General Counsel

and Corporate Secretary

New Orleans, Louisiana

April 15, 2011

ENERGY PARTNERS, LTD.

201 St. Charles Avenue

Suite 3400

New Orleans, Louisiana 70170

PROXY STATEMENT

2011 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement and accompanying Notice and Proxy Form are being provided to the stockholders of Energy Partners, Ltd. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors” or the “Board”) for use at the Annual Meeting of Stockholders of the Company to be held on May 26, 2011 at the Company’s corporate offices at 201 St. Charles Avenue, Suite 3400, New Orleans, Louisiana at 9:00 a.m., Central Daylight Time (the “2011 Annual Meeting” or the “Meeting”), or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. As permitted by rules adopted by the Securities and Exchange Commission (the “SEC”), the Company has elected to provide stockholders with access to its proxy materials through the Internet rather than by providing them in paper form. Accordingly, the Company will send a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials via the Internet, rather than a printed copy of the proxy materials, to stockholders. The Company expects to send the Notice of Internet Availability of Proxy Materials to stockholders entitled to vote at the Meeting on or about April 15, 2011. Stockholders may also obtain a copy of these proxy materials in printed form by following the procedures set forth in the Notice of Internet Availability of Proxy Materials.

ABOUT THE 2011 ANNUAL MEETING

Voting Procedures

Stockholders of record at the close of business on April 7, 2010 (the “Record Date”) will be entitled to vote at the Meeting. On the Record Date, there were 40,192,255 shares of the Company’s common stock, par value $0.001 per share (the “Company Shares” or the “Common Stock”), issued and outstanding and entitled to vote. The holders of a majority of the Company Shares issued and outstanding and entitled to vote at the Meeting, present in person or represented by proxy, will constitute a quorum. The person(s) whom the Company appoints to act as inspector(s) of election will treat all Company Shares represented by a returned, properly executed proxy as present for purposes of determining the existence of a quorum at the Meeting. The Company Shares present at the Meeting, in person or by proxy, that are abstained from voting will be counted as present for determining the existence of a quorum. If such a quorum is not present or represented at the Meeting, the presiding officer of the Meeting will have the power to adjourn the Meeting from time to time, without notice other than announcement at the Meeting, until a quorum is present or represented.

Each of the Company Shares will entitle the holder thereof to one vote. Cumulative voting is not permitted. Other than with respect to the election of directors, an abstention has the effect of a vote against a matter to be presented at the Meeting. Votes cast at the Meeting will be counted by the inspector(s) of election.

If you hold shares in “street name,” you will receive instructions from your brokers or other nominees describing how to vote your shares. If you do not instruct your brokers or nominees how to vote your shares, they may vote your shares as they decide as to each matter for which they have discretionary authority under the rules of the New York Stock Exchange (“NYSE”). There are also non-discretionary matters for which brokers do not have discretionary authority to vote if they do not receive timely instructions from you. When a broker or nominee does not have discretion to vote on a particular matter, or you have not given timely instructions on how the broker or nominee should vote your shares or the broker or nominee indicates that it does not have the authority to vote your shares on its proxy, a “broker non-vote” results. Although any broker non-vote would be counted as present at the Meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters. For Items 3 and 6 to be voted on at the Meeting, brokers or nominees will have discretionary authority in the absence of timely instructions from you. Items 1, 2, 4 and 5 are non-discretionary matters, and brokers will not have discretionary authority for Items 1, 2, 4 and 5 in the absence of timely instructions from you.

The Board of Directors is soliciting your proxy to provide you with an opportunity to vote on all matters to come before the Meeting, regardless of whether you attend in person. If you vote by proxy via the Internet or by telephone in accordance with the instructions found on the Notice of Internet Availability of Proxy Materials, your shares will be voted as you specify. Additionally, your shares will be voted as you specify if you request printed copies of proxy materials by mail and vote by proxy by filling out the proxy card. If you submit a proxy but do not specify how you would like your shares voted, your shares will be voted in accordance with the recommendations of the Board, as set forth below. After submitting a proxy, you may subsequently revoke your proxy by submitting a revised proxy or a written revocation at any time before your original proxy is voted. You may also attend the Meeting in person and vote in person by ballot, which would cancel any proxy you gave prior to the Meeting.

The Board of Directors urges you to vote, and solicits your proxy, as follows:

(1) FOR the election of six (6) nominees to the Company’s Board of Directors, Messrs. Hanna, Buckner, Griffiths, McCarthy, Pully and Wallace, to serve until the Annual Meeting of Stockholders in the year 2012 and until their respective successors are duly elected and qualified;

(2) FOR the approval of an amendment to the Company’s 2009 Long Term Incentive Plan to increase the number of shares of Common Stock available for award under the plan from 1,237,000 to 2,474,000 shares;

(3) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the year ending December 31, 2011;

(4) FOR the approval, on a non-binding advisory basis, of the compensation of the Named Executive Officers, as disclosed in the Company’s proxy statement for the 2011 Annual Meeting;

(5) To hold a non-binding advisory vote on executive compensation EVERY YEAR;

(6) FOR the adjournment or postponement of the Meeting, as necessary; and

(7) At the discretion of the proxies designated through the Internet, by telephone or on the proxy card, on any other matter that may properly come before the 2011 Annual Meeting.

Proxy Solicitation

Your proxy is being solicited by and on behalf of the Board of Directors of the Company. The expense of preparing, furnishing through the Internet, printing and mailing proxy solicitation materials will be borne by the Company. In addition to solicitation of proxies by Internet and mail, certain directors, officers, representatives and employees of the Company may solicit proxies by telephone and personal interview. Such individuals will not receive additional compensation from the Company for solicitation of proxies, but may be reimbursed by the Company for reasonable out-of-pocket expenses in connection with such solicitation. Banks, brokers and other custodians, nominees and fiduciaries also will be reimbursed by the Company, as necessary, for their reasonable expenses for sending proxy solicitation materials to the beneficial owners of Common Stock.

Assistance

If you need assistance with completing your proxy card or voting via the Internet or telephone or have questions regarding the 2011 Annual Meeting, please contact John Peper, Executive Vice President, General Counsel and Corporate Secretary of the Company, at 201 St. Charles Avenue, Suite 3400, New Orleans, Louisiana 70170 or at (504) 569-1875.

MATTERS TO BE PRESENTED TO THE STOCKHOLDERS

AT THE 2011 ANNUAL MEETING

Item 1 — Election of Directors

At the 2011 Annual Meeting, six (6) directors are to be elected, each of whom will serve until the Annual Meeting of Stockholders in the year 2012 and until their respective successors are duly elected and qualified. The persons named as proxies on the proxy card intend to vote FOR the election of each of the six (6) nominees listed below, unless otherwise directed.

Currently, the Board is composed of the following six directors: Gary C. Hanna, Charles O. Buckner, Scott A. Griffiths, Marc McCarthy, Steven J. Pully and John F. Schwarz. Mr. Schwarz will not stand for re-election at the 2011 Annual Meeting, and the Nominating & Governance Committee has recommended to the Board to nominate Mr. William F. Wallace for election as a director of the Company.

The Board has nominated, and the proxies will vote to elect, the following individuals as members of the Board of Directors to serve for a period of one (1) year and until their respective successors are duly elected and qualified: Gary C. Hanna, Charles O. Buckner, Scott A. Griffiths, Marc McCarthy, Steven J. Pully and William F. Wallace. Each nominee has consented to be nominated and, if elected, to serve.

To be elected, each nominee for election as a director must receive the affirmative vote of a plurality of the votes of the shares of Common Stock cast at the 2011 Annual Meeting. This means that director nominees with the most votes are elected. Votes may be cast in favor of or withheld from the election of each nominee. Votes that are withheld from a director’s election will be counted toward a quorum but will not affect the outcome of the vote on this Item. Because a plurality of the vote is required to elect a director, broker non-votes will not be taken into account in determining the outcome of this Item 1.

The Board of Directors recommends that you vote “FOR” the election of the six (6) nominees: Messrs. Hanna, Buckner, Griffiths, McCarthy, Pully and Wallace.

Information About the Nominees

Set forth below are the names, ages, positions held and terms of office, as applicable, for the nominees that the Board has nominated to serve until the 2012 Annual Meeting of Stockholders. With the exception of Mr. Wallace, each of the nominees currently serves as a director of the Company.

Name	Age	Position Held	Term of Office
Gary C. Hanna	53	Chief Executive Officer and Director	June 2010 – Current
Charles O. Buckner	66	Director	September 2009 – Current
Scott A. Griffiths	56	Director	September 2009 – Current
Marc McCarthy	40	Chairman of the Board and Director	September 2009 – Current
Steven J. Pully	51	Director	April 2008 – Current
William F. Wallace	71	n/a	n/a

Gary C. Hanna, age 53, joined the Company in September 2009 as Chief Executive Officer. He was elected as a director in June 2010. He has nearly 30 years of executive experience in the energy sector. From 2008 to 2009, Mr. Hanna served as President and Chief Executive Officer for Admiral Energy Services, a start-up company focused on the development of offshore energy services. From 1999 to 2007, Mr. Hanna served in various capacities at an international oil and gas services production company, Tetra Technologies, Inc., including serving as Senior Vice President from 2002 to 2007. Prior to 2002, Mr. Hanna served as President and Chief Executive Officer for Tetra’s affiliate, Maritech Resources, Inc., and as President of Tetra Applied Technologies, Inc., another Tetra affiliate. From 1996 to 1998, Mr. Hanna served as the President and Chief Executive Officer for Gulfport Energy Corporation, a public oil and gas exploration company. From 1995 to

1998, he also served as the Chief Operations Officer for DLB Oil & Gas, Inc., a mid-continent exploration public company. From 1982 to 1995, Mr. Hanna served as President and Chief Executive Officer of Hanna Oil Properties, Inc., a company engaged in the development of mid-continent oil and gas prospects. On April 6, 2009, Mr. Hanna and an ad hoc committee of the Company’s senior unsecured noteholders (the “Ad Hoc Committee”) entered into a consulting agreement whereby Mr. Hanna was retained to provide certain advisory services to the Ad Hoc Committee. On June 7, 2009, Mr. Hanna and the Ad Hoc Committee’s successor-in-interest, the Official Committee of Unsecured Noteholders (the “Noteholders Committee”), as the Bankruptcy Court’s appointed representative of the Company’s unsecured noteholders, entered into an amendment to Mr. Hanna’s consulting agreement (the “Amendment”) in which Mr. Hanna and the Noteholders Committee agreed to use a non-binding term sheet attached to the Amendment as the basis for the preparation of an employment agreement (the “Employment Agreement”) pursuant to which the Company would hire Mr. Hanna as Chief Executive Officer of the Company upon the Company’s exit from its Chapter 11 Reorganization. According to the terms of the Amendment, the Company’s hiring of Mr. Hanna as Chief Executive Officer of the Company was subject to the Bankruptcy Court’s approval of the Plan of Reorganization and the execution of a definitive Employment Agreement between the Company and Mr. Hanna. Mr. Hanna and the Company executed the Employment Agreement on October 1, 2009.

Charles O. Buckner, age 66, has been a director since September 2009. Mr. Buckner, a private investor, retired from the public accounting firm of Ernst & Young LLP in 2002 after 35 years of service in a variety of client service and administrative roles, including chairmanship of Ernst & Young’s United States energy practice. Mr. Buckner is a director of Patterson-UTI Energy, Inc. and Global Industries, Ltd. Mr. Buckner also served on the board of directors of Gateway Energy Corporation from June 2008 to September 2010; Whittier Energy Inc. from June 2003 to December 2007; and Horizon Offshore Inc. from December 2003 to December 2007. Mr. Buckner is a Certified Public Accountant and holds a B.B.A. in Accounting from the University of Texas and an M.B.A. from the University of Houston.

Scott A. Griffiths, age 56, has been a director since September 2009. Mr. Griffiths has almost 30 years of experience in the energy sector. Mr. Griffiths served as Senior Vice President and Chief Operating Officer of Hydro Gulf of Mexico, L.L.C. from December 2005 to December 2006. Subsequent to leaving Hydro Gulf of Mexico, Mr. Griffiths has been involved in certain energy investments for his own account. From 2003 through December 2005, Mr. Griffiths served as Executive Vice President and Chief Operating Officer of Spinnaker Exploration Company. From 2002 to 2003, Mr. Griffiths served as Senior Vice President, Worldwide Exploration for Ocean Energy, Inc. Mr. Griffiths joined Ocean following the 1999 merger of Ocean and Seagull Energy Corporation, where he began working in 1997. At Seagull, Mr. Griffiths served as Vice President, Domestic Exploration. From 1984 to 1997, Mr. Griffiths was with Global Natural Resources, Inc. where he served in various capacities, including Vice President for Domestic Exploration, before Global merged with Seagull in 1997. Mr. Griffiths was also an Exploration Geologist with the Shell Oil Company from 1981 to 1984. Mr. Griffiths is a director of Copano Energy, LLC. He holds a B.S. in Geology from the University of New Mexico, an M.A. in Geology from Indiana University and completed the Advanced Management Program at Harvard Business School.

Marc McCarthy, age 40, has been a director since September 2009. Mr. McCarthy is a Vice President and Senior Analyst at Wexford Capital LP (“Wexford Capital”), having joined them in June 2008. Previously, Mr. McCarthy worked in the Global Equity Research Department of Bear Stearns & Co., Inc. and was responsible for coverage of the international oil and gas sector. Mr. McCarthy joined Bear Stearns & Co. in 1997 and held various positions of increasing responsibility until his departure in June 2008, at which time he was a Senior Managing Director. Prior to 1997, he worked in equity research at Prudential Securities, also following oil and gas. Mr. McCarthy is a Chartered Financial Analyst and received a B.A. in Economics from Tufts University.

Steven J. Pully, age 51, has been a director since April 2008. Mr. Pully has served since July 2008 as the General Counsel of Carlson Capital, L.P. (“Carlson Capital”), an asset management firm. From October 2007 until April 2008, Mr. Pully was a consultant, working primarily in the asset management industry. From December 2001 to October 2007, Mr. Pully worked for Newcastle Capital Management, L.P., an investment partnership, where he served as President from January 2003 through October 2007. He also served as Chief Executive Officer of New Century Equity Holdings Corp. from June 2004 through October 2007. Prior to joining Newcastle Capital Management, from 2000 to 2001, Mr. Pully served as a managing director in the investment banking department of Banc of America Securities, Inc. From 1997 to 2000, he was a member of the investment banking department of Bear Stearns & Co., Inc., where he became a Senior Managing Director in 1999. Mr. Pully also serves as a director of Ember Resources, Inc. Mr. Pully is licensed as an attorney and Certified Public Accountant in the state of Texas and is also a Chartered Financial Analyst. He holds a B.S. with honors in Accounting from Georgetown University and a J.D. degree from the University of Texas.

William F. Wallace, age 71, is a nominee for director of the Company and does not currently serve on the Board. Since 2008, Mr. Wallace has been a director of Western Zagros Resources Ltd., where he serves on the Health, Safety, Environment and Security Committee and Governance Committee. Since 2007, Mr. Wallace has been a director, as well as advisor to the Chairman and CEO, of Taylor Energy Company LLC. From 2004 through 2006, Mr. Wallace served as a director of Markwest Hydrocarbon, Inc. and the Kerr-McGee Corporation; he was a member of both the Audit Committee and the Compensation Committee of each board. From 1999 until its merger with the Kerr-McGee Corporation in 2004, Mr. Wallace served on the board of Westport Resources Corp., where he chaired both the Governance and Compensation Committees and was a member of the Audit Committee. Mr. Wallace has 47 years of experience in the oil and gas industry and has served on numerous boards of directors in addition to those mentioned above, including as a member of the board of directors of each of Khanty Mansiysk Oil Corporation, Input/Output, Inc., Vessels Energy Inc., Forcenergy Inc. and Barrett Resources Corporation/Plains Petroleum Company. Mr. Wallace has also worked as a consultant to The Beacon Group, an energy venture capital fund, where he advised on identifying energy investment opportunities. Prior to 1994, Mr. Wallace spent 23 years with Texaco Inc., an integrated oil and gas company, including six years as Vice President of Exploration for Texaco USA and as Regional Vice President of Texaco’s Eastern Region prior to his retirement. Mr. Wallace holds a B.A. in Geology from Middlebury College and a M.S. in Geology from Stanford University and completed the Advanced Management Program at the University of Illinois.

Item 2 — Amendment of 2009 Long Term Incentive Plan to Increase Number of Shares Available Under the Plan

The Board of Directors, subject to the approval of our stockholders as required under the NYSE’s rules, has approved an amendment that would increase the number of shares of Common Stock that may be issued pursuant to any and all awards under the 2009 Long Term Incentive Plan by 1,237,000 shares to a total of 2,474,000 shares. Our stockholders are being asked to approve this amendment to the 2009 Long Term Incentive Plan. As of December 31, 2010, the Company had granted employees and non-employee directors a total of 606,263 shares under the 2009 Long Term Incentive Plan and there were 630,737 shares available in the plan for grants. Approval of the amendment would allow the Company to continue to grant incentive awards and reward opportunities that are tied to performance of the Common Stock.

The proposed amendment to the 2009 Long Term Incentive Plan is attached hereto as Appendix A, and the 2009 Long Term Incentive Plan, prior to giving effect to this proposed amendment, is attached hereto as Appendix B.

Summary of 2009 Long Term Incentive Plan

The following summary provides a general description of the material features of the 2009 Long Term Incentive Plan (the “2009 LTIP”), and is qualified in its entirety by reference to the full text of the plan attached as Appendix B.

The purpose of the 2009 LTIP is to provide a means to enhance our profitable growth by attracting and retaining directors, officers and other key employees through affording such individuals a means to acquire and maintain stock ownership or awards the value of which is tied to the performance of our Common Stock. All directors, officers and other key employees providing services to the Company are potentially eligible to participate in the 2009 LTIP. There are approximately six directors, eight officers and 26 key employees eligible to participate in the 2009 LTIP. The 2009 LTIP provides for grants of (i) incentive stock options qualified as such under income tax rules and regulations, (ii) stock options that do not qualify as incentive stock options, (iii) restricted stock awards, (iv) restricted stock units, (v) stock appreciation rights, (vi) bonus stock and awards in lieu of Company obligations, (vii) dividend equivalents in connection with other awards, (viii) deferred shares, (ix) performance units or performance shares, or (x) any combination of such awards (collectively referred to as “Awards”).

Awards under the 2009 LTIP are made by the Board at the recommendation of the Compensation Committee, in the case of Mr. Hanna, and by the Compensation Committee, at the recommendation of Mr. Hanna, in the case of other executive officers. Awards typically fall into two categories: annual awards, which are made in January, and new hire and promotion awards, which are made on the date of hire or promotion. The Board or the Compensation Committee may make grants at other times, in its discretion, in connection with employee retention or otherwise. No grants may be made under the 2009 LTIP after September 21, 2019.

Before giving effect to the proposed amendment, the maximum aggregate number of shares of our Common Stock that may be issued pursuant to any and all Awards under the 2009 LTIP is currently limited to 1,237,000 shares, subject to adjustment due to recapitalization or reorganization, or related to forfeitures or the expiration of Awards, as provided under the 2009 LTIP. As of December 31, 2010, 630,737 shares remained available for future grants.

Without stockholder or participant approval, the Board of Directors may amend, alter, suspend, discontinue or terminate the 2009 LTIP or the Committee’s authority to grant Awards under the 2009 LTIP, except that any amendment or alteration of the 2009 LTIP, including any increase in any share limitation, shall be subject to the approval of the stockholders not later than the next annual meeting if stockholder approval is required by any state or federal law or regulation or the rules of any stock exchange or automated quotation system on which Common Stock may then be listed or quoted.

The 2009 LTIP provides for the grant of stock options to purchase Common Stock for which the exercise price, set at the time of the grant, will not be less than the fair market value per share at the date of grant. Our outstanding stock options generally have a term of 10 years and vest ratably on an annual basis over a three-year period from the date of grant, with the exception of the stock option grant to our chief executive officer described in “Prior Issuances of Awards under the 2009 Long Term Incentive Plan,” below.

Transfers of Awards under our 2009 LTIP are limited to those by will or by the laws of descent and distribution, or further restrictions specified by the Compensation Committee, and option rights are exercisable only during the participant’s lifetime by the participant or the participant’s guardian or legal representative.

U.S. Federal Income Tax Consequences of the 2009 LTIP

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards under the 2009 LTIP and with respect to the Common Shares acquired under the plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below (possibly retroactively). This summary is not intended to be a complete discussion of all federal income tax consequences associated with the 2009 LTIP. Accordingly, for precise advice as to any specific transaction or set of circumstances, participants should consult their own tax and legal advisors. Participants should also consult their own tax and legal advisors regarding the application of any state, local and foreign taxes and any U.S. federal gift, estate and inheritance taxes.

Incentive Stock Options. The incentive stock options under the 2009 LTIP are intended to constitute “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986 (the “Code”). Incentive stock options are subject to special federal income tax treatment. No federal income tax is imposed on the optionee upon the grant or the exercise of an incentive stock option if the optionee does not dispose of the shares acquired pursuant to the exercise within the two-year period beginning on the date the option was granted or within the one-year period beginning on the date the option was exercised (collectively, the “holding period”). In such event, the Company would not be entitled to any deduction for federal income tax purposes in connection with the grant or exercise of the option or the disposition of the shares so acquired. With respect to an incentive stock option, the difference between the fair market value of the stock on the date of exercise and the exercise price must be included in the optionee’s alternative minimum taxable income. However, if the optionee exercises an incentive stock option and disposes of the shares received in the same year and the amount realized is less than the fair market value of the shares on the date of exercise, the amount included in alternative minimum taxable income will not exceed the amount realized over the adjusted basis of the shares.

Upon disposition of the shares received upon exercise of an incentive stock option after the holding period, any appreciation of the shares above the exercise price should constitute capital gain. If an optionee disposes of shares acquired pursuant to his or her exercise of an incentive stock option prior to the end of the holding period, the optionee will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the optionee. The amount treated as compensation is the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale if less) over the exercise price; any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares.

Non-Statutory Stock Options and Stock Appreciation Rights. As a general rule, no federal income tax is imposed on the optionee upon the grant of a non-statutory stock option such as those under the 2009 LTIP (whether or not including a stock appreciation right) and the Company is not entitled to a tax deduction by reason of such a grant. Generally, upon the exercise of a non-statutory stock option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price paid for such shares. In the case of the exercise of a stock appreciation right, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the cash received plus the fair market value of the shares distributed to the optionee. Upon the exercise of a non-statutory stock option or a stock appreciation right, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized by the optionee assuming any federal income tax reporting requirements are satisfied.

Upon a subsequent disposition of the shares received upon exercise of a non-statutory stock option or a stock appreciation right, any appreciation after the date of exercise should qualify as capital gain. If the shares received upon the exercise of an option or a stock appreciation right are transferred to the optionee subject to certain restrictions, then the taxable income realized by the optionee, unless the optionee elects otherwise, and the Company’s tax deduction (assuming any federal income tax reporting requirements are satisfied) should be deferred and should be measured at the fair market value of the shares at the time the restrictions lapse. The restrictions imposed on officers, directors and 10% stockholders by Section 16(b) of the Exchange Act is such a restriction during the period prescribed thereby if other shares have been purchased by such an individual within six months of the exercise of a non-statutory stock option or stock appreciation right.

Restricted Stock Awards. The recipient of a restricted stock award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. When the risk of forfeiture with respect to the stock subject to the award lapses, the holder will realize ordinary income in an amount equal to the fair market value of the shares of common stock at such time, and the Company will be entitled to a corresponding deduction. All dividends and distributions (or the cash equivalent thereof) with respect to a restricted stock award paid to the holder before the risk of forfeiture lapses will also be compensation income to the holder when paid and deductible as such by the Company. Notwithstanding the foregoing, the holder of a restricted stock award may elect under Section 83(b) of the Code to be taxed at the time of grant of the restricted stock award based on the fair market value of the shares of common stock on the date of the award, in which case (a) the Company will be entitled to a deduction at the same time and in the same amount, (b) dividends paid to the recipient during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by the Company and (c) there will be no further federal income tax consequences when the risk of forfeiture lapses. The Section 83(b) election must be made not later than 30 days after the grant of the restricted stock award and is irrevocable.

Restricted Stock Units. The tax consequences of restricted stock units are similar to the tax consequences of restricted stock, except that no Section 83(b) election may be made with respect to restricted stock units. A participant will not have taxable income at the time of grant of a restricted stock unit award, but rather, will generally recognize ordinary compensation income at the time he receives cash or shares of Common Stock in settlement of the restricted stock units in an amount equal to the cash or the fair market value of the shares of Common Stock received.

Stock Appreciation Rights. A participant will not recognize any income upon the grant of a stock appreciation right. A participant will have compensation income upon the exercise of a stock appreciation right equal to the appreciation in the value of the shares of Common Stock underlying the stock appreciation right. When the shares of Common Stock distributed in settlement of the stock appreciation right are sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the shares of Common Stock on the exercise date. Any capital gain or loss will be long-term if the participant held the shares of Common Stock for more than one year.

Withholding and Dividends. A participant will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above with respect to shares of Common Stock or cash received. Dividends that are received by a participant prior to the time that the shares of Common Stock are taxed to the participant under the rules described above are taxed as additional compensation income, not dividend income.

Additional Considerations in Regard to Changes in Control. Where payments to certain employees that are contingent on a change in control exceed limits specified in the golden parachute payment rules under Section 280G of the Code, such employees generally are liable for a 20% excise tax on, and the Company or other entity making the payment generally is not entitled to any deduction for, a specified portion of such payments. The Compensation Committee may make awards under the 2009 LTIP as to which the vesting thereof is accelerated by a change in control of the Company. Such accelerated vesting would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered with respect to certain employees of the Company and its subsidiaries.

Section 162(m) of the Code. Section 162(m) of the Code precludes a public corporation from taking a deduction for compensation in excess of $1 million paid in a taxable year to its principal executive officer and to each of its four other most highly compensated executive officers. However, compensation that qualifies under Section 162(m) of the Code as “performance based” is specifically exempt from the deduction limit. Based on Section 162(m) of the Code and the regulations issued thereunder, the Company’s ability to deduct compensation income generated in connection with performance units or performance stock or the exercise of stock options and stock appreciation rights granted by the Compensation Committee under the 2009 LTIP should not be limited by Section 162(m) of the Code. The 2009 LTIP has been designed to provide flexibility with respect to whether restricted stock awards granted by the Compensation Committee will qualify as performance-based compensation under Section 162(m) of the Code and, therefore, be exempt from the deduction limit. Assuming no election is made under Section 83(b) of the Code, if the lapse of the forfeiture restrictions relating to a restricted stock award granted by the Compensation Committee is based solely upon the satisfaction of one of the performance criteria set forth in the 2009 LTIP, then the Company believes that the compensation expense deduction relating to such an award should not be limited by Section 162(m) of the Code if the restricted stock becomes vested. However, compensation expense deductions relating to restricted stock awards granted by the Compensation Committee will be subject to the Section 162(m) deduction limitation if the restricted stock becomes vested based upon any other criteria set forth in such award (such as the occurrence of a change of control or vesting based upon continued service with the Company). Compensation income generated in connection with bonus stock, awards in lieu of Company obligations, dividend equivalents in connection with other awards and deferred shares granted under the 2009 LTIP will generally not qualify as performance-based compensation and, accordingly, the Company’s deduction for such compensation may be limited by Section 162(m) of the Code. For fiscal year 2010, none of the Company’s executive officers received compensation in excess of $1 million.

The 2009 LTIP is not qualified under Section 401(a) of the Code.

The comments set forth in the above paragraphs are only a summary of certain of the United States federal income tax consequences relating to the 2009 LTIP. No consideration has been given to the effects of state, local, or other tax laws on the 2009 LTIP or on award recipients.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2010 with respect to compensation plans under which our equity securities are authorized for issuance.

	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders	—	—	—
Equity compensation plans not approved by stockholders (3)	509,986	$10.49	630,737

Total	509,986	$10.49	630,737

(1)	Comprised of 488,616 shares subject to issuance upon the exercise of options and 21,370 shares which will vest upon the lapsing of restrictions associated with restricted share awards. Although the restricted shares are issued and outstanding as a matter of corporate law, they are subject to forfeiture provisions, which provisions will vest in accordance with the terms of the 2009 LTIP. If any of the restricted shares are forfeited, they can be reissued pursuant to options, restricted share awards or other stock-based awards permitted under the 2009 LTIP.
(2)	Restricted share awards do not have an exercise price; therefore, this only reflects the weighted-average exercise price of options.
(3)	The form of the 2009 LTIP was filed with the Plan Supplement and approved by the Bankruptcy Court prior to our emergence from Chapter 11 reorganization. Accordingly, no stockholder approval was required, and none was sought or obtained.

Prior Issuances of Awards under the 2009 Long Term Incentive Plan

Pursuant to an employment agreement and the 2009 LTIP, on September 30, 2009, our new chief executive officer, Mr. Hanna, was granted an option to purchase 68,116 shares of successor Company common stock, which was memorialized in an option award agreement dated as of October 1, 2009 (the “Option Agreement”). The terms of the Option Agreement provide for an exercise price equal to $10.00 per share. The closing price of our Common Stock on the NYSE on September 30, 2009 was $7.46 per share. The option vests ratably on a monthly basis over a 36-month period from the date of grant; provided, however, that the vesting for the first six months of the vesting period (the “Initial Period”) is deferred until the end of the Initial Period and any remaining unvested portion vests ratably on a monthly basis over the remainder of the 36-month vesting period, subject to the executive remaining continuously employed. Vested stock options under the Option Agreement expire 30 months following the applicable vesting date of such stock options. Upon a change in control as defined in the 2009 LTIP, all remaining unvested stock options under the Option Agreement automatically vest and remain exercisable for a period of not less than 30 months following the change in control.

Pursuant to the 2009 LTIP, on the date of the 2010 Annual Meeting of Stockholders, the five members of the Board of Directors were awarded, in the aggregate, a total of 42,735 shares of restricted stock, of which one-half vested immediately and one-half will vest on the day immediately preceding the date of the 2011 Annual Meeting of Stockholders. In connection with the appointment of the five members of the Board of Directors of the Successor Company and pursuant to the 2009 LTIP, the five directors were awarded, in the aggregate, a total of 43,460 shares of restricted stock, of which one-half vested immediately and one-half vested on the day immediately preceding the date of the 2010 Annual Meeting of Stockholders. Pursuant to elections applicable to the 2010 award made by two directors and applicable to the 2009 award made by one director, the receipt of such stock awards are deferred until such directors cease to serve on our Board of Directors.

Other than the option awards disclosed in the first two paragraphs under the heading “Prior Issuances of Awards under the 2009 Long Term Incentive Plan” above, options awarded to Messrs. Hanna, Peper, Williams and Cedro and Ms. Thom that are disclosed in the “Grants of Plan-Based Awards for the Year Ended December 31, 2010” table set forth on page 27 and “Summary Compensation Table for the Year Ended December 31, 2010” table set forth on page 26 of this proxy statement, we have not, since the inception of the 2009 Long Term Incentive Plan, granted any options thereunder to any (i) Named Executive Officer, (ii) current executive officer, (iii) current director who is not an executive officer, (iv) nominee for election as a director, (v) other employee or individual, or (vi) associate of any of the foregoing individuals. On March 30, 2011, the closing price of our Common Stock was $18.02 per share. The exercise price of the outstanding options awarded to Mr. Hanna under the 2009 LTIP is either $10.00 per share or $13.59 per share and the exercise price of the outstanding options awarded to Messrs. Peper, Williams and Cedro and Ms. Thom under the 2009 LTIP is $8.90 per share.

Pursuant to our Amended and Restated Bylaws and NYSE rules, the amendment to the Company’s 2009 LTIP to increase the number of shares available for issuance under the plan will become effective if there is an affirmative vote of the holders of a majority of the outstanding voting power of all classes of stock that are entitled to vote thereon, present in person, represented by proxy or by remote communication and entitled to vote at the Meeting and that have actually been voted. In addition, NYSE rules require that the total votes cast on this Item 2 must represent greater than 50% of all the shares entitled to vote on this Item 2. That is, the total number of votes cast “for” and “against” this Item 2 must exceed 50% of the outstanding shares of Common Stock if there is an affirmative vote of the holders of a majority of the votes of the shares of Common Stock cast on this Item 2 at the Meeting. Abstentions and broker non-votes will not be counted as votes cast and, accordingly, will not affect the outcome of these votes.

The Board of Directors recommends a vote FOR this Item 2 to approve the amendment to the Company’s 2009 Long Term Incentive Plan to increase the number of shares available for issuance under the plan, as described above.

Item 3 — Ratification of Appointment of Independent Registered Public Accountants

The Audit Committee of the Board of Directors is required by law and applicable rules of the NYSE to be directly responsible for the appointment, compensation and retention of the Company’s independent registered public accountants. The Audit Committee has appointed PricewaterhouseCoopers LLP as the independent registered public accountants for the year ending December 31, 2011. While stockholder ratification is not required by the Company’s Amended and Restated Bylaws or otherwise, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as part of good corporate governance practices. If the stockholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accountants at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

Pursuant to our Amended and Restated Bylaws, the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants will be ratified if there is an affirmative vote of the holders of a majority of the outstanding voting power of all classes of stock that are entitled to vote thereon, present in person, represented by proxy or by remote communication and entitled to vote at the Meeting and that have actually been voted.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the 2011 Annual Meeting, with the opportunity to make a statement should they choose to do so, and to be available to respond to questions, as appropriate.

The Board of Directors recommends a vote FOR the proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants to audit the Company’s consolidated financial statements for the year ending December 31, 2011.

Item 4 — Advisory Vote on Executive Compensation

The Board recognizes that executive compensation is an important matter for our stockholders. As described in detail in the “Compensation Discussion and Analysis” (“CD&A”) section of this proxy statement, the Compensation Committee implements our executive compensation philosophy, which has been and continues to be to reward performance with competitive compensation in order to attract and retain highly qualified executives and to motivate them to maximize stockholder return. The Company’s executive compensation program is designed to provide overall competitive fixed and incentive-based pay levels that vary based on the achievement of company-wide performance objectives and individual performance. In accordance with SEC rules adopted in accordance with the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), our stockholders are being asked to approve an advisory resolution on the compensation of the Named Executive Officers, as reported in this proxy statement. This proposal, commonly known as a “say on pay” proposal, gives you the opportunity to endorse or not endorse our fiscal year 2010 executive compensation program and policies for the Named Executive Officers.

Accordingly, you may vote on the following resolution at the 2011 Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on a non-binding advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion.”

As you consider this Item 4, we urge you to read the CD&A section of this proxy statement for additional details on executive compensation, including the more detailed information about our compensation philosophy and objectives and the past compensation of the Named Executive Officers, and to review the tabular disclosures regarding compensation of our Named Executive Officers together with the accompanying narrative disclosures in the “Executive Compensation” section of this proxy statement.

This vote is not intended to address any specific item of compensation, but rather our overall compensation policies and procedures relating to the Named Executive Officers. Accordingly, your vote will not directly affect or otherwise limit any existing compensation or award arrangement of any of the Named Executive Officers. Because your vote is advisory, it will not be binding upon the Board of Directors. The Board of Directors and the Compensation Committee do, however, value the opinions of our stockholders, and will carefully consider the outcome of the vote when making future compensation decisions for executive officers. In particular, to the extent there is any significant vote against the compensation of our Named Executive Officers as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Pursuant to our Amended and Restated Bylaws, the resolution described above will be approved if there is an affirmative vote of the holders of a majority of the outstanding voting power of all classes of stock that are entitled to vote thereon, present in person, represented by proxy or by remote communication and entitled to vote at the Meeting and that have actually been voted.

The Board of Directors recommends a vote FOR the approval, on a non-binding advisory basis, of the compensation of the Named Executive Officers.

Item 5 — Advisory Vote on the Frequency of an Advisory Vote on Executive Compensation

As described in Item 4, our stockholders are being asked to vote to approve the compensation of the Named Executive Officers, as reported in this proxy statement pursuant to the SEC’s compensation disclosure rules. In accordance with the Dodd-Frank Act, Item 5 gives you the opportunity to cast a non-binding vote on how often the Company should include an advisory vote on executive compensation in its proxy materials for future annual or other meetings for which the Company must include executive compensation information. Stockholders may vote to have the advisory vote on executive compensation on one of the following three schedules: every year, every two years, or every three years. Stockholders may also abstain from voting.

Although the Board of Directors understands that there are different views as to what is an appropriate frequency for advisory votes on executive compensation, it believes that an advisory vote on executive compensation that occurs every year would be best for the Company. Setting a one-year period for holding this stockholder vote will enhance stockholder communication by providing a clear, simple means for us to obtain information on stockholder opinions about our executive compensation philosophy. The Board believes that receiving annual feedback on the Company’s executive compensation program will assist it in making future executive compensation decisions.

Pursuant to our Amended and Restated Bylaws, the advisory vote on the frequency of the non-binding advisory vote on executive compensation will be determined by the affirmative vote of the holders of a majority of the outstanding voting power of all classes of stock that are entitled to vote thereon, present in person, represented by proxy or by remote communication and entitled to vote at the Meeting and that have actually been voted.

The Board of Directors recommends that stockholders vote to hold the non-binding advisory vote on executive compensation EVERY YEAR.

Item 6 — Adjournment or Postponement of the 2011 Annual Meeting, as Necessary

An adjournment or postponement of the 2011 Annual Meeting may be necessary for the Company to conduct the business of the Company that is before the Meeting or may properly come before the Meeting.

Pursuant to our Amended and Restated Bylaws, the adjournment or postponement of the 2011 Annual Meeting, as necessary, will be approved if there is an affirmative vote of the holders of a majority of the outstanding voting power of all classes of stock that are entitled to vote thereon, present in person, represented by proxy or by remote communication and entitled to vote at the Meeting and that have actually been voted.

The Board of Directors recommends a vote FOR the proposal to adjourn or postpone the 2011 Annual Meeting, as necessary.

OTHER MATTERS FOR 2011 ANNUAL MEETING

Management of the Company is not aware of any other matters that are to be presented for action at the 2011 Annual Meeting. However, if any other matters properly come before the 2011 Annual Meeting, it is the intention of the persons named in the accompanying proxy card to vote in accordance with their judgment on such matters.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of Common Stock as of March 1, 2011 by (1) each of the Company’s directors and nominees for election as a director, (2) each of the executive officers named in the Summary Compensation Table (the “Named Executive Officers”), (3) all current directors and executive officers as a group and (4) each person known by the Company to own beneficially more than 5% of the outstanding shares of the Common Stock. Except as otherwise noted below, the Company is not aware of any agreements among its stockholders that relate to voting or investment of shares of the Common Stock.

	Common Stock Beneficially Owned(1)
Name and Address of Beneficial Owner	Number of Shares	Percent of Class(2)
Directors
Charles O. Buckner (3)	17,239	*
Scott A. Griffiths (4)	17,239	*
Marc McCarthy (5)	7,079,093	17.6%
Steven J. Pully (6)	4,055,899	10.1%
John F. Schwarz (7)	19,890	*
William F. Wallace	0	0%

Named Executive Officers
Gary C. Hanna (8)	102,572	*
Tiffany J. Thom (9)	19,102	*
John H. Peper (10)	18,688	*
Chad E. Williams (11)	16,528	*
David P. Cedro (12)	15,340	*
All current directors and executive officers as a group (11 persons) (13)	11,366,079	28.2%

Principal Holders
Wexford Capital LP (14) 411 West Putnam Avenue Greenwich, CT 06830	7,079,093	17.6%
Carlson Capital, L.P. (15) 2100 McKinney Avenue, Suite 1600 Dallas, TX 75201	4,038,221	10.1%
Donald Smith & Co. Inc. (16) 152 West 57th Street, 22nd Floor New York, NY 10019	2,405,476	6.0%
BlackRock Inc. (17) 40 East 52nd Street New York, NY 10022	2,406,510	6.0%

*	Less than 1%
(1)	Beneficial ownership is determined in accordance with the SEC’s rules and regulations and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of shares beneficially owned by the person holding such options (as well as for purposes of any group calculations for any group of which any such person is a member). However, no such option shares are deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of the Common Stock shown as beneficially owned by them.

(2)	Based on total shares outstanding of 40,178,922 on March 1, 2011. Also based, where appropriate, on the number of shares owned and acquirable within 60 days of March 1, 2011.
(3)	Includes 4,274 shares of unvested restricted stock.
(4)	Includes 4,274 shares of unvested restricted stock.
(5)	Includes 12,965 shares of vested restricted stock, 4,274 shares of unvested restricted stock and 3,224 shares representing annual retainers, all of which Mr. McCarthy assigned to Wexford Capital and its affiliates. Mr. McCarthy is an employee of Wexford Capital and disclaims any beneficial ownership of shares of the Common Stock held by Wexford Capital or its affiliates.
(6)	Includes (i) 13,034 shares of Common Stock and (ii) 4,274 shares of unvested restricted stock, in each case the receipt of which Mr. Pully has deferred under the Company’s Stock and Deferral Plan for Non-Employee Directors. The deferred shares are not issued and outstanding shares of Common Stock until Mr. Pully’s deferral period expires, which will occur when Mr. Pully ceases to be a director of the Company. Also includes 4,038,221 shares owned by Carlson Capital. Mr. Pully is an employee of Carlson Capital and disclaims any beneficial ownership of shares of Common Stock held by Carlson Capital.
(7)	Includes (i) 4,273 shares of Common Stock and (ii) 4,274 shares of unvested restricted stock, in each case the receipt of which Mr. Schwarz has deferred under the Company’s Stock and Deferral Plan for Non-Employee Directors.
(8)	Includes (i) 20,834 shares of unvested restricted stock and (ii) 75,725 shares of Common Stock underlying options exercisable within 60 days of March 1, 2011 granted to Mr. Hanna under the 2009 LTIP.
(9)	Includes (i) 290 shares of Common Stock beneficially owned by Ms. Thom and held in trust by the Company’s 401(k) Plan, (ii) 9,167 shares of unvested restricted stock and (iii) 8,334 shares of Common Stock underlying options exercisable within 60 days of March 1, 2011 granted to Ms. Thom under the 2009 LTIP.
(10)	Includes (i) 346 shares of Common Stock beneficially owned by Mr. Peper and held in trust by the Company’s 401(k) Plan (ii) 6,666 shares of unvested restricted stock and (iii) 8,334 shares of Common Stock underlying options exercisable within 60 days of March 1, 2011 granted to Mr. Peper under the 2009 LTIP.
(11)	Includes (i) 383 shares of Common Stock beneficially owned by Mr. Williams and held in trust by the Company’s 401(k) Plan, (ii) 5,000 shares of unvested restricted stock and (iii) 8,334 shares of Common Stock underlying options exercisable within 60 days of March 1, 2011 granted to Mr. Williams under the 2009 LTIP.
(12)	Includes (i) 185 shares of Common Stock beneficially owned by Mr. Cedro and held in trust by the Company’s 401(k) Plan (ii) 5,000 shares of unvested restricted stock and (iii) 8,334 shares of Common Stock underlying options exercisable within 60 days of March 1, 2011 granted to Mr. Cedro under the 2009 LTIP.
(13)	Includes (i) 17,307 shares of Common Stock and 8,548 shares of unvested restricted stock, in each case the receipt of which has been deferred under the Company’s Stock and Deferral Plan for Non-Employee Directors, (ii) 1,204 shares held in trust by the Company’s 401(k) Plan, (iii) 62,822 shares of unvested restricted stock and (iv) 109,061 shares of Common Stock underlying options exercisable within 60 days of March 1, 2011. See notes 3 through 12 above.
(14)

Pursuant to a Schedule 13D/A filed by Debello Investors LLC (“Debello”), Wexford Catalyst Investors LLC (“Wexford Catalyst”), Wexford Catalyst Trading Limited (“Wexford Trading”), Wexford Spectrum Fund, L.P. (“Wexford Spectrum”), Spectrum Intermediate Fund Limited (“Spectrum Intermediate”), Wexford Capital, Wexford GP LLC (“Wexford GP”), Mr. Charles E. Davidson and Mr. Joseph M. Jacobs with the SEC on September 29, 2009, Debello has shared voting and dispositive power over 1,454,616 shares, Wexford Catalyst has shared voting and dispositive power over 1,539,353 shares, Wexford Trading has shared voting and dispositive power over 45,182 shares, Wexford Spectrum has shared voting and dispositive power over 2,028,295 shares, Spectrum Intermediate has shared voting and dispositive power over 1,991,185 shares, and each of Wexford Capital, Wexford GP, Mr. Charles E. Davidson and Mr. Joseph M. Jacobs have shared voting and dispositive power over 7,058,630 shares. Wexford Capital is the managing member, investment manager or sub advisor of each of Debello, Wexford Catalyst, Wexford Trading, Wexford Spectrum, and Spectrum Intermediate and by reason of its status as such may be deemed to own beneficially the interest in the shares of the Common Stock of which such entities possess beneficial ownership. Wexford GP is the general partner of Wexford Capital and, as such, may be deemed to own beneficially the shares of which Debello, Wexford Catalyst, Wexford Trading, Wexford Spectrum and Spectrum Intermediate possess beneficial ownership. Each of Messrs. Davidson and Jacobs is a controlling person of Wexford GP and may, by reason of his status as such, be deemed to own beneficially the interest in the shares of the Common Stock of which each of Debello, Wexford Catalyst, Wexford Trading, Wexford Spectrum and Spectrum Intermediate possess beneficial ownership. Each of Messrs. Davidson and Jacobs, Wexford GP and Wexford Capital shares the power to vote and to dispose of the shares beneficially owned by Debello, Wexford Catalyst, Wexford Trading, Wexford Spectrum and Spectrum Intermediate. Each of Wexford Capital, Wexford GP and Messrs Davidson and Jacobs disclaims beneficial ownership of the shares of Common Stock held by Debello, Wexford Catalyst, Wexford Trading, Wexford Spectrum and Spectrum Intermediate, respectively. In addition to the ownership disclosed on the September 29, 2009 Schedule 13D/A, Wexford Capital is the beneficial owner of 12,965 shares of vested restricted stock, 4,274 shares of unvested restricted stock and 3,224 shares representing annual retainers, all of which the Company issued to Mr. McCarthy and were assigned to Wexford Capital.

(15)	Pursuant to a Schedule 13D/A filed with the SEC on September 25, 2009, Carlson Capital, Double Black Diamond Offshore LDC (“DBDO”), Asgard Investment Corp. (“Asgard”), and Mr. Clint D. Carlson reported the following: Carlson Capital, Asgard and Mr. Carlson each have the sole power to vote and the sole power to dispose of 4,038,221 shares of Common Stock and DBDO has the sole power to vote and the sole power to dispose of 3,783,052 shares of Common Stock. Carlson Capital, as DBDO’s investment manager, may, for purposes of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), be deemed to beneficially own 3,783,052 shares of Common Stock held by DBDO, and beneficially own Common Stock held by other private investment funds and managed accounts. As Carlson Capital’s general partner, Asgard, may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to own beneficially 4,038,221 shares of Common Stock. As the President of Asgard and the Chief Executive Officer of Carlson Capital, Mr. Clint D. Carlson may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to own beneficially 4,038,221 shares of Common Stock. Mr. Carlson, Asgard and Carlson Capital disclaim any beneficial ownership of shares of the Common Stock held by DBDO or by other investment funds and managed accounts.
(16)	Pursuant to a Schedule 13G filed on February 11, 2011 under Section 13(d) of the Exchange Act for Donald Smith & Co., Inc. (“Donald Smith”) and Donald Smith Long/Short Equities Fund, L.P. (“Donald Smith Fund”), Donald Smith, an investment advisor, has sole voting power over 1,902,322 shares of Common Stock and Donald Smith Fund has sole voting power over 8,154 shares of Common Stock. Each of Donald Smith and Donald Smith Fund has sole dispositive power over 2,405,476 shares of Common Stock and may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to own beneficially 2,405,476 shares of Common Stock.
(17)	Pursuant to a Schedule 13G filed on February 4, 2011 under Section 13(d) of the Exchange Act for BlackRock, Inc. (“BlackRock”) and certain of its subsidiaries listed in such Schedule 13G, BlackRock has sole voting power over 2,406,510 shares of Common Stock and sole dispositive power over 2,406,510 shares of Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of our outstanding Common Stock to file initial reports of ownership and changes in ownership of common stock with the SEC. Reporting persons are required by the SEC to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of reports we received and written representations from our directors and officers, we believe that all filings required to be made under Section 16(a) for the fiscal year ended December 31, 2010 were timely made.

CORPORATE GOVERNANCE

The Board of Directors

The Board’s leadership structure separates the Chief Executive Officer and Chairman of the Board of Directors positions, and the Chief Executive Officer reports to the Board. The Board does not have any policy with respect to the separation of the offices of the Chief Executive Officer and the Chairman of the Board. The Board believes that this issue is part of the succession planning process and that it is in the best interests of the Company for the Board to make a determination regarding this issue each time it elects a new Chief Executive Officer. The Board has determined that its current leadership structure provides an appropriate framework for the Board to provide independent, objective and effective oversight of management. The Board, however, may make changes to its leadership structure in the future as it deems appropriate.

The Board is responsible for the oversight of the Company and its business, including risk management. Together with the Board’s standing committees, the Board is responsible for ensuring that material risks are identified and managed appropriately. The Board and its committees regularly review material strategic, operational, financial, compensation and compliance risks with our senior management. The Audit Committee has oversight responsibility for financial risk (such as accounting and finance), and also oversees compliance with and enforcement of the Company’s Corporate Code of Business Conduct and Ethics (the “Code of Ethics”). The Compensation Committee oversees compliance with our compensation plans, and the Nominating & Governance Committee oversees compliance with our corporate governance practices. Each of the committees reports to the Board regarding the areas of risk it oversees.

The directors hold regular meetings, attend special meetings as required and spend such time on the affairs of the Company as their duties require. The Company’s Corporate Governance Guidelines provide that directors are expected to attend regular Board meetings and the Annual Meeting of Stockholders in person and to spend the time needed, and meet as frequently as necessary, to properly discharge their responsibilities. During calendar year 2010, the Board of Directors held a total of 13 meetings. All directors of the Company attended at least seventy-five percent (75%) of the meetings of the Board of Directors and of the committees on which they served during the period. As Chairman of the Board of Directors, Mr. McCarthy presides at regularly scheduled executive sessions at which the Board of Directors meets without management participation.

Director Independence

Under the Company’s Corporate Governance Guidelines, a majority of the Board must be comprised of directors who are independent under the listing standards of the NYSE. No director will be deemed to be independent unless the Board affirmatively determines that the director has no material relationship with the Company, either directly or as an officer, stockholder or partner of an organization that has a relationship with the Company. In its review of director independence, the Board considers all relevant facts and circumstances, including without limitation, all commercial, banking, consulting, legal, accounting, charitable or other business relationships any director may have with the Company. The Board has adopted categorical standards to assist it in making determinations of independence for directors, a copy of which is available on the Company’s website at www.eplweb.com.

Under the standards adopted by the Board, it has determined that each of Messrs. Buckner, Griffiths, McCarthy, Pully, Wallace and Schwarz is independent.

The Audit Committee

The Board has a standing Audit Committee established in accordance with Section (3)(a)(58)(A) of the Exchange Act, the current members of which are Messrs. Buckner (Chairman), Pully and Schwarz. The Board, in its business judgment, has determined that each Audit Committee member is “independent,” as defined by the

Company’s categorical standards on independence as well as the listing standards of the NYSE and the rules of the SEC applicable to audit committee members. Further, the Board, in its business judgment, has determined that Mr. Buckner and Mr. Pully each qualifies as an “audit committee financial expert” as described in Item 407(d)(5) of Regulation S-K. During fiscal year 2010, the Audit Committee held five meetings.

Nominating & Governance Committee

The Board has a standing Nominating & Governance Committee, the current members of which are Messrs. Schwarz (Chairman), Griffiths and McCarthy. When seeking candidates for director, the Nominating & Governance Committee has a policy whereby it may solicit suggestions from incumbent directors, management, stockholders or others. The Nominating & Governance Committee treats recommendations for directors that are received from the Company’s stockholders equally with recommendations received from any other source as long as the recommendations comply with the procedures for stockholder recommendations outlined in the Company’s bylaws. In addition, the Nominating & Governance Committee has authority under its charter to retain a search firm for this. After conducting an initial evaluation of a potential candidate, the Nominating & Governance Committee will interview that candidate if it believes such candidate might be suitable to be a director. The Nominating & Governance Committee may also ask the candidate to meet with management. If the Nominating & Governance Committee believes a candidate would be a valuable addition to the Board, it will recommend to the full Board that candidate’s election.

The Nominating & Governance Committee selects each nominee based on the nominee’s skills, achievements and experience. The Nominating & Governance Committee considers a variety of factors in selecting candidates, including, but not limited to, the following: independence, wisdom, integrity, an understanding and general acceptance of the Company’s corporate philosophy, valid business or professional knowledge and experience, a proven record of accomplishment with excellent organizations, an inquiring mind, a willingness to speak one’s mind, an ability to challenge and stimulate management and a willingness to commit time and energy. As required by its charter, the Nominating & Governance Committee considers the diversity of, and the optimal enhancement of the current mix of talent and experience on the Board, when identifying director nominees. During fiscal year 2010, the Nominating & Governance Committee held two meetings.

The Compensation Committee

The Board has a standing Compensation Committee, the current members of which are Messrs. Pully (Chairman), Buckner and Griffiths. The Compensation Committee has a charter under which its responsibilities and authorities include reviewing the Company’s compensation strategy, reviewing the performance of and approving the compensation for the senior management (other than the Chief Executive Officer), evaluating the Chief Executive Officer’s performance and, either as a committee or together with the other independent directors, determining and approving the Chief Executive Officer’s compensation level. In addition, the Compensation Committee approves and administers employee benefit plans and takes such other action as may be appropriate or as directed by the Board of Directors to ensure that the compensation policies of the Company are reasonable and fair. The Compensation Committee has the authority to delegate to its Chairman, any of its members or any subcommittee it may form, the responsibility and authority for any particular matter, as it deems appropriate from time to time under the circumstances. Furthermore, the Compensation Committee’s decisions regarding the compensation of senior management (other than the Chief Executive Officer) is made in consultation with the Chief Executive Officer. The Board of Directors has determined that each member of the Compensation Committee is “independent” as defined by NYSE listing standards. During fiscal year 2010, the Compensation Committee held four meetings.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee are set forth above. No member of the Compensation Committee is now, or at any time since the beginning of 2010 has been, employed by or served as an officer of the Company or any of its subsidiaries or had any relationships requiring disclosure with the Company or any of its subsidiaries. See the disclosures regarding the transactions between the Company and Carlson Capital, L.P., for which Mr. Pully serves as General Counsel, below under the heading “Certain Relationships and Related Transactions.” Because of the nature of Mr. Pully’s position at Carlson Capital, L.P., the Company has made the determination that Mr. Pully does not have an indirect material interest in such transactions. In addition, none of the Company’s executive officers now serves, or at any time since the beginning of 2010 has served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.

Code of Ethics

The Company has adopted the Code of Ethics, which applies to all directors and employees, including the principal executive officer, principal financial officer and principal accounting officer. A copy of the Code of Ethics is available on the Company’s website at www.eplweb.com. A copy of the Code of Ethics is also available, at no cost, by writing to the Company’s Secretary at 201 St. Charles Avenue, Suite 3400, New Orleans, Louisiana 70170. The Company will post on its website any waiver of the Code of Ethics granted to any of its directors or executive officers promptly following the date of the amendment or waiver. No such waiver has ever been sought or granted.

Communications with Board of Directors

The Nominating & Governance Committee, on behalf of the Board, reviews letters from stockholders concerning the Company’s annual general meeting and governance process and makes recommendations to the Board based on such communications. Stockholders can send communications to the Board by mail in care of the Corporate Secretary at 201 St. Charles Avenue, Suite 3400, New Orleans, Louisiana 70170, and should specify the intended recipient or recipients. All such communications, other than unsolicited commercial solicitations or communications, will be forwarded to the appropriate director or directors for review. Any such unsolicited commercial solicitation or communication not forwarded to the appropriate director or directors will be available to any non-management director who wishes to review it. Any other interested party who wishes to communicate with the non-management or independent directors should send the communication in writing to the Chairman of the Board, Mr. McCarthy, who presides at regularly scheduled executive sessions at which the Board meets without management participation. Communications to Mr. McCarthy may be sent to our principal executive offices as described above.

Website Access to Corporate Governance Documents

Copies of the charters for the Audit Committee, the Nominating & Governance Committee and the Compensation Committee, as well as the Company’s Corporate Governance Guidelines and the Code of Ethics, which applies, among others, to the Company’s principal executive officer, principal financial officer and principal accounting officer, are available free of charge on the Company’s website at www.eplweb.com or by writing to Investor Relations, Energy Partners, Ltd., 201 St. Charles Avenue, Suite 3400, New Orleans, Louisiana 70170. The Company will also post on its website any amendment to the Code of Ethics and any waiver of the Code of Ethics granted to any of its directors or executive officers to the extent required by applicable rules.

DIRECTOR COMPENSATION

General

The following table sets forth a summary of the compensation the Company paid to its non-employee directors during the fiscal year ended December 31, 2010.

Director Compensation for the Year Ended December 31, 2010

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
	($)	($)	($)	($)	($)	($)	($)
Charles O. Buckner	74,500	100,000	—	—	—	—	174,500
Scott A. Griffiths	55,000	100,000	—	—	—	—	155,000
Marc McCarthy (2)	29,000	120,000	—	—	—	—	149,000
Steven J. Pully (3)	72,500	100,000	—	—	—	—	172,500
John F. Schwarz (3)	67,500	100,000	—	—	—	—	167,500

(1)	Amounts in this column reflect the aggregate grant date fair value of the awards computed in accordance with Accounting Standards Codification (“ASC”) Topic 718, Stock Compensation. The grant date fair value has been calculated using the assumptions disclosed in Note 15 in Part II, Item 8 of the Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2010. These amounts reflect grant date fair values and do not correspond to the actual value that might be realized by the directors. These amounts include an equity award of 8,547 shares per director with a grant date fair value of $11.70 per share, of which 4,273 remained unvested as of December 31, 2010. These amounts also include 1,709 shares with a grant date fair value of $11.70 per share for Mr. McCarthy representing fees that he elected to receive in stock. See “Director Compensation Program” below for a description of the material features of these awards.
(2)	Mr. McCarthy’s cash fees and stock awards are paid to Wexford Capital.
(3)	Messrs. Pully and Schwarz have each elected to defer receipt of his stock awards pursuant to the Second Amended and Restated Stock and Deferral Plan for Non-Employee Directors. See “—Deferral Plan and Deferred Share Agreement” for a description of these provisions.

Director Compensation Program

On November 6, 2009, the Compensation Committee of the Board of Directors approved a compensation program (the “Director Compensation Program”) for each non-employee director of the Company. The Director Compensation Program includes annual cash compensation in the amount of $20,000. Each director who is a member of the Audit Committee of the Board is entitled to receive an additional $5,000 each year, and the chairperson of the Audit Committee is entitled to receive an additional $15,000 each year, while the chairperson of any other Board committee is entitled to $10,000 per year. Each such annual fee shall be payable in cash, shares of Common Stock, or a combination thereof, at the election of each director.

The Director Compensation Program also provides for the annual grant of a stock award to each director with a market value of $100,000 (as measured on the date of the grant and prorated from the date of the grant, if applicable). Pursuant to the terms of the Director Compensation Program, one-half of each stock award vests immediately on the date of the grant, and the remaining one-half vests immediately prior to the next annual meeting of stockholders held after the grant date.

In addition to the annual fees described above, each non-employee director will be entitled to $2,000 paid in cash for each Board meeting that he attends, and each member of a Board committee will be entitled to $1,500 paid in cash for each meeting of such committee that he attends that is not held on the same day as a Board meeting. Each member of a Board committee is also entitled to $1,000 paid in cash for each meeting of such committee that he attends that is held on the same day as a Board meeting, provided that it lasts for a substantial period of time.

Deferral Plan and Deferred Share Agreement

On November 6, 2009, the Compensation Committee adopted the Second Amended and Restated Stock and Deferral Plan for Non-Employee Directors (the “Deferral Plan”), which Deferral Plan is administered by the Compensation Committee and is available to all eligible Board members. Under the Deferral Plan, each eligible director may defer all or a portion of such director’s compensation and fees to either a future date or the date the individual ceases to be a director for any reason, at the election of such director and in accordance with the form of Director Deferred Share Agreement adopted by the Compensation Committee in connection with the adoption of the Deferral Plan (the “Deferred Agreement”). Such compensation and fees may be deferred in the form of cash or in the form of shares of Common Stock, at the election of the director according to the deferral election options presented to the directors by the Compensation Committee on an annual basis. In the event that a director has elected to receive settlement of his or her account in the form of Common Stock, all shares shall be granted pursuant to the Company’s 2009 LTIP.

The Deferral Plan is an unfunded plan, and each director’s deferred compensation and fees is credited to a bookkeeping account in the name of such director. Pursuant to the Deferral Plan, any portion of a director’s account to be settled in cash is credited during the deferral period with interest equivalents at the end of each calendar quarter at an interest rate determined by the Compensation Committee in its sole discretion. Any portion of the director’s account to be settled in Common Stock is deemed to have been invested in Common Stock on the day that such fees or compensation would have otherwise been paid to the director, and the shares track the value of Common Stock throughout the deferral period.

The Deferred Agreement will be governed pursuant to the terms and conditions of the 2009 LTIP and the Deferral Plan, as applicable, including, but not limited to, the 2009 LTIP provisions regarding the Company’s repurchase rights and share adjustment provisions. The Deferred Agreement states the number of shares of Common Stock to be deferred, the treatment of dividend equivalents on such shares of Common Stock during the deferral period, the length of the deferral period and the vesting schedule for the shares of Common Stock, where applicable. The Deferred Agreement restricts the transfer of any deferred shares of Common Stock (other than by will or the laws of descent and distribution) to transactions between the director and the Company, or the director and an institutional investor of the Company that has designated the director to serve as a member of the Board.

EXECUTIVE OFFICERS

Set forth below are the names, ages as of March 1, 2011, and positions of the Company’s current executive officers:

Name	Age	Position Held
Gary C. Hanna	53	Chief Executive Officer and Director
John H. Peper	58	Executive Vice President, General Counsel and Corporate Secretary
Tiffany J. Thom	38	Senior Vice President, Chief Financial Officer and Treasurer
David P. Cedro	43	Senior Vice President, Controller and Chief Accounting Officer
Chad E. Williams	43	Senior Vice President, Production
Andre J. Broussard	49	Senior Vice President, Geosciences

Gary C. Hanna, see “Matters to be Presented to the Stockholders at the 2011 Annual Meeting—Information about the Nominees” above.

John H. Peper, age 58, joined the Company in January 2002 as Executive Vice President, General Counsel and Corporate Secretary. Prior to joining the Company, Mr. Peper was Senior Vice President, General Counsel and Secretary of Hall Houston Oil Company (“HHOC”) since February 1993. Mr. Peper also served as a director of HHOC from October 1991 until the Company acquired HHOC in January 2002. For more than five years prior to joining HHOC, Mr. Peper was a partner in the law firm of Jackson Walker, L.L.P., where he continued to serve in an of counsel capacity through 2001.

Tiffany J. Thom, age 38, joined the Company as a senior asset management engineer in October 2000, and has since held various positions with the Company: Director of Corporate Reserves (September 2001 to March 2006), Director of Investor Relations (April 2006 to June 2008) and Vice President, Treasurer and Director of Investor Relations (July 2008 to June 2009). In July 2009, she was designated as the Company’s principal financial officer, and, in September 2009, she was appointed to be a Senior Vice President. Ms. Thom was appointed Chief Financial Officer in June 2010. Prior to joining the Company, Ms. Thom was a senior reservoir engineer with Exxon Production Company and ExxonMobil Company and held operational roles, including reservoir engineering and subsurface completion engineering, for numerous offshore Gulf of Mexico properties. Ms. Thom holds a B.S. in Engineering from the University of Illinois and a M.B.A. in Management with a concentration in Finance from Tulane University.

David P. Cedro, age 43, joined the Company in October 2008 as its Vice President, Controller and principal accounting officer. In September 2009, Mr. Cedro was appointed to be a Senior Vice President of the Company and in June 2010 was appointed Chief Accounting Officer. Immediately prior to joining the Company, he was Corporate Controller for Bayou Steel, LLC, a steel manufacturing company acquired by ArcelorMittal, SA in 2008. From March 2003 to March 2008, Mr. Cedro held various positions with The Shaw Group Inc., a Fortune 500 public company and global provider of engineering and construction, procurement and construction management services to a broad range of industrial clients: Vice President — Financial Reporting (October 2004 to March 2007, August 2007 to March 2008); Vice President and Chief Financial Officer — Power Group (March 2007 to August 2007); and Vice President and Controller — Engineering, Construction and Maintenance Segment (March 2003 to October 2004). Prior to joining The Shaw Group Inc., Mr. Cedro was a Senior Manager with Ernst & Young LLP after serving in Big 4 audit practices from 1992 to 2003. He is a Certified Public Accountant in the State of Louisiana and holds a B.S. and M.S. in Accounting from the University of New Orleans.

Chad E. Williams, age 43, joined the Company in November 2000 as our Production Superintendent. He was promoted to Production Manager in April 2002 and Vice President, Production in July 2008. He is currently serving as Senior Vice President, Production and is responsible for overseeing all aspects of the Company’s field production, construction, and plugging, abandonment and decommissioning activities. Prior to joining the Company, he worked with Chevron USA in positions of increasing responsibilities ranging from offshore drilling and workover supervisory roles to production and reservoir engineering leadership roles within offshore asset management teams. Mr. Williams holds a B.S. in Petroleum Engineering from Marietta College, Ohio.

Andre J. Broussard, age 49, joined the Company in February 2011 as Senior Vice President, Geosciences. Most recently he was with Probe Resources serving as Vice President, Exploration from March 2008 to February 2011. From April 2006 to October 2007, he served as Hydro GOM’s Exploration and Development Manager, GOM Shelf and from October 2007 to February 2008 he served as Shelf, Technology, and Eastern Gas Manager with StatoilHydro. Mr. Broussard was with Spinnaker Exploration Company from 1997 until April 2006 as an explorationist focused on their portfolio in the GOM shelf. He began his career in 1984 at CNG Producing Company working on a variety of GOM shelf exploration and development projects. Mr. Broussard worked at CNG Producing until he joined Spinnaker Exploration in 1997. Mr. Broussard earned a Bachelor’s degree in Geology from the University of Southwestern Louisiana.

EXECUTIVE COMPENSATION

Compensation, Discussion and Analysis

General. The Company’s compensation philosophy is to reward performance with competitive compensation in order to attract and retain highly qualified executives and to motivate them to maximize stockholder return. The Company’s executive compensation program is designed to provide overall competitive fixed and incentive-based pay levels that vary based on the achievement of company-wide performance objectives and individual performance.

In establishing corporate and individual performance objectives, the Company uses metrics that it believes investors use in determining whether to purchase the Company’s stock: discretionary cash flow, managing general and administrative expenses and lease operating expenses efficiently, growth of oil and gas reserves at economic finding and development costs, return on equity, and achievement of high standards in health, safety and environmental stewardship, among other things. As a result, compensation is driven by the achievement of the same or similar results the Company believes its investors are looking for.

Market Compensation Data. The Compensation Committee compares each element of total compensation against a group of publicly-traded energy companies (collectively, the “Peer Group”). The Peer Group, which is periodically reviewed and updated by the Compensation Committee, consists of companies that the Compensation Committee believes are reference points, primarily because the Company competes for employees and stockholder investment. However, the Compensation Committee recognizes that some of the companies in the Peer Group may be larger than the Company or have compensation philosophies tailored to those companies’ specific circumstances. Therefore, the Peer Group comparison is used by the Compensation Committee as a general guide to evaluate the competitiveness of the Company’s compensation policies, rather than as a benchmark according to which the Company establishes its varying levels of compensation.

The Company’s current Peer Group consists of the following companies:

•	ATP Oil & Gas Corporation

•	Contango Oil & Gas Company

•	Energy XXI (Bermuda) Limited

•	McMoRan Exploration Co.

•	PetroQuest Energy, Inc.

•	Stone Energy Corporation

•	W&T Offshore, Inc.

In accordance with the philosophy outlined above, a significant percentage of total compensation is allocated to incentives. However, there is no official policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Income from incentive compensation is typically realized as a result of the performance of the Company and/or the individual, depending on the type of award, compared to established goals.

Senior Executive Review Process. The Board, including members of the Compensation Committee, retains responsibility for the selection, evaluation and determination of compensation of the Chief Executive Officer, as well as the other executive officers. Because of the importance of retaining a well-qualified Chief Executive Officer to lead the Company successfully after its recent emergence from its Chapter 11 Reorganization, the Board made the determination that the Company should enter into an employment agreement, dated October 1, 2009, with Mr. Hanna. The Board’s decisions relating to salary levels, bonus awards and equity grant amounts for Mr. Hanna in accordance with his Employment Agreement reflect the Board’s views as to the broad scope of responsibilities of Mr. Hanna and the Board’s subjective assessment of Mr. Hanna’s impact on the Company’s overall success.

The Board makes its decisions regarding the compensation of executive officers based on the recommendations of the Compensation Committee. The Compensation Committee, at the recommendation of Mr. Hanna, conducts an annual review of the base salary, bonus and equity awards made to each executive officer other than Mr. Hanna. In each case, the Compensation Committee takes into account the executive’s scope of responsibilities and experience and balances these against competitive compensation levels, including retention requirements and succession planning with respect to each executive. Mr. Hanna makes recommendations regarding compensation for each executive officer other than Mr. Hanna based on an evaluation of each executive’s contribution and performance, strengths, weaknesses, development plans and succession potential.

Components of Senior Executive Compensation. The primary elements of annual compensation for senior executives are base salary, bonuses (which can be in the form of cash, stock or a combination of both) and equity awards. Each component is evaluated in the context of individual and Company performance, as well as competitive conditions. In determining competitive compensation levels, the Company analyzes data from the Peer Group, as well as other information regarding the general oil and gas exploration and production industry. Senior executives also receive other forms of compensation, including various benefit plans made available to all of the Company’s employees, but these are not independently evaluated in connection with the annual determination of senior executive compensation. With the exception of Mr. Hanna, none of the Company’s executive officers has an employment agreement

Base Salary. The Compensation Committee, based on the recommendations of Mr. Hanna, determines base salaries for executive officers other than Mr. Hanna by evaluating the responsibilities of the position, the experience of the individual, the performance of the individual, and the competitive market for similar management talent. The Compensation Committee’s salary review process includes a comparison of base salaries for comparable positions at companies of similar type, size and financial performance.

Bonuses. All executives, including Mr. Hanna, are eligible to receive a bonus tied directly to the Company’s achievement of financial, operational, and strategic objectives and the executive’s personal performance. Bonuses are determined by the Compensation Committee on an annual basis, and individual target bonus potentials are established at the beginning of each fiscal year. For the fiscal year ended December 31, 2010, the Compensation Committee established a bonus program with (i) target bonuses based on a percentage of base salary, (ii) job-specific individual performance goals for the top five senior executives and (iii) a supplemental discretionary bonus of up to an additional 25% of the target bonus percentage if the Company’s discretionary cash flow exceeds $180 million. The bonus program for 2010 based executive bonuses on management’s achievement during the fiscal year, based on quantifiable metrics that are specific to the roles performed by the particular executive officer, such as health, safety and environmental metrics for operational officers. The determination of each executive officer’s bonus was also based upon the Company’s achievement of corporate objectives common in the oil and gas industry: (i) growth in discretionary cash flow, measured by the Company’s EBITDAX (earnings before interest, taxes, depreciation, amortization and exploration expenses), of at least $177 million, (ii) general and administrative expenses per barrel of oil equivalent (“BOE”) of not more than $3.05 per BOE, (iii) lease operating expenses of not more than $10.61 per BOE and (iv) growth of oil and gas reserves at finding and development costs of not more than $9.80 per BOE. The performance of each executive is discussed with such executive during semi-annual performance reviews.

The 2010 bonus program described above was established by the Compensation Committee for the first full fiscal year after the Company’s emergence from Chapter 11 reorganization. As part of the Company’s continued improvement and growth, for the fiscal year ending December 31, 2011, the Compensation Committee adjusted the bonus program for 2011 as follows. Fifty percent of an executive’s bonus will be based on such executive’s individual performance, as measured by role-specific metrics, and the remaining 50% of an executive’s bonus will be based on the Company’s achievement of the following weighted corporate objectives: (i) safety, measured by (a) total recordable incidents per 200,000 man hours (5%), (b) the ratio of Incidents of Non-Compliance issued by BOEMRE (5%) and (c) elimination of preventable significant events (5%), (ii) growth in average oil production (15%), (iii) growth in average oil and natural gas production (10%), (iv) target aggregate lease operating expenses (7.5%), (v) target aggregate general and administrative expenses (7.5%), (vi) growth in discretionary cash flow, measured by the Company’s EBITDAX (10%), (vii) reductions in capital expenditure overages, measured as a percentage of the applicable AFE (5%), (viii) growth in proved reserves (10%), (ix) relative stock performance, measured by the year-over-year performance of the Company’s 10-day average stock price as compared to the Russell US 2000 Energy Oil Companies Index for the same period (5%) and (x) target rates of return on acquisitions (15%). These metrics are set with minimum, target and stretch amounts that scale an executive’s bonus from 50%, 100% to 150% of such executive’s base salary.

Equity Awards. The Company’s equity compensation program for senior executive employees includes two forms of long-term incentives: restricted stock and stock options. Award size and frequency are based on each executive’s demonstrated level of performance and Company performance over time. The Compensation Committee annually reviews award levels to ensure their competitiveness. In making individual awards, the Compensation Committee, or the Board, in the case of Mr. Hanna’s equity awards, considers industry practices, the recent performance of each executive, the value of the executive’s previous awards and the Company’s views on executive retention and succession.

Equity Award Mechanics. Equity awards are granted pursuant to the 2009 LTIP. Awards are made by the Board, at the recommendation of the Compensation Committee, in the case of Mr. Hanna, and by the Compensation Committee, at the recommendation of Mr. Hanna, in the case of all other executive officers. Awards typically fall into two categories: annual awards, which are made in January, and new hire and promotion awards, which are made on the date of hire or promotion. The Board or the Compensation Committee may make grants at other times, in its discretion, in connection with employee retention or otherwise.

All stock option awards have a per share exercise price at least equal to the closing price of the Common Stock on the grant date. Stock option awards and restricted stock awards vest upon the passage of time.

Deferred Compensation and Retirement Plans. The Company does not have a deferred compensation program for its executive officers, pension benefits, a retirement plan, or any type of post-retirement healthcare plan.

Perquisites and Other Benefits. In general, the Company provides no benefits to its senior executives that are not otherwise available to all of its employees.

Severance Plan and Change of Control Plans. Our Change of Control Severance Plan for certain designated officers and employees of the Company, effective as of March 24, 2005 (as amended from time to time, the “COC Plan”), is designed to facilitate our ability to attract and retain executives as we compete for talented employees in a marketplace where such protections are commonly offered. We believe that providing consistent, competitive levels of severance protection to senior executives helps minimize distraction during times of uncertainty and helps to retain key employees. As explained more fully below in “— Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table,” the COC Plan provides certain cash payments and other benefits to eligible employees if, under certain circumstances, such employees’ employment is terminated following a change of control. The Compensation Committee is responsible for administering these policies and the COC Plan. The Company does not provide any executive officer with a gross-up payment for any taxes that may be assessed against any compensation paid to such executive officer, including any income taxes or any excise tax under Section 4999 of the Internal Revenue Code of 1986.

Regulatory Considerations. It is the Company’s policy to make reasonable efforts to cause executive compensation to be eligible for deductibility under Section 162(m) of the Internal Revenue Code of 1986. Under Section 162(m), the federal income tax deductibility of compensation paid to the Company’s Chief Executive

Officer and to each of its four other most highly compensated executive officers may be limited to the extent that such compensation exceeds $1 million in any one year. Under Section 162(m), the Company may deduct compensation in excess of $1 million if it qualifies as “performance-based compensation,” as defined in Section 162(m). For fiscal year 2010, none of the Company’s executive officers received compensation in excess of $1 million.

Stock Ownership Guidelines. The Company’s Executive Stock Ownership Guidelines require executives to retain 50% of the “profit shares” acquired under equity compensation programs of the Company. “Profit shares” are defined as those shares of Common Stock held by an executive as a result of the exercise of options, the lapsing of restrictions on restricted stock and restricted stock units (but not including any shares that are awarded as unrestricted, fully vested shares) and the earning of performance shares, in each instance after shares are sold or netted to pay the exercise price of an option (for options) and tax withholding amounts (for all types of awards made under the Company’s equity compensation programs, such as withholding amounts associated with the exercise of stock options, the lapsing of restrictions on restricted stock and restricted stock units and the earning of performance shares). “Profit shares” do not include any equity based consideration received as acquisition consideration in connection with an acquisition made by the Company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Annual Report with management. Based on the Compensation Committee’s review of and discussions with management with respect to the Compensation Discussion and Analysis, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Annual Report.

The Compensation Committee,

Steven J. Pully, Chairman

Charles O. Buckner

Scott A. Griffiths

Summary Compensation Table

The following table summarizes, with respect to the Company’s Named Executive Officers, information relating to the compensation earned for services rendered in all capacities.

Summary Compensation Table for the Year Ended December 31, 2010

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards	Option Awards(2)	Non-Equity Incentive Plan Compensation(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(3)	Total
		($)	($)	($)	($)	($)	($)	($)	($)
Gary C. Hanna (4)	2010	400,000	—	—	866,250	400,000	—	16,770	1,683,020
Chief Executive Officer	2009	112,308	117,780	—	168,900	—	—	147,857	546,845
	2008	—	—	—	—	—	—	—	—

Tiffany J. Thom (5)	2010	232,500	—	—	112,750	113,750	—	12,341	471,341
Senior Vice President, Chief Financial Officer and Treasurer	2009	200,000	37,000	—	—	—	—	116,597	353,597
	2008	189,167	—	95,580	—	54,000	—	11,627	350,374

John H. Peper (6)	2010	275,000	—	—	112,750	100,000	—	18,720	506,470
Executive Vice President, General Counsel and Corporate Secretary	2009	275,000	27,000	—	—	—	—	295,440	597,440
	2008	275,000	—	668,561	229,126	—	—	17,700	1,190,387

Chad E. Williams (7)	2010	230,000	—	—	112,750	93,150	—	17,561	453,461
Senior Vice President, Production	2009	230,000	22,000	—	—	—	—	127,618	379,618
	2008	212,775	—	102,660	—	59,460	—	14,195	389,090

David P. Cedro (8)	2010	220,000	—	—	112,750	96,800	—	15,888	445,438
Senior Vice President, Controller and Chief Accounting Officer	2009	212,500	27,000	—	—	—	—	44,170	283,670
	2008	53,125	75,000	183,330	—	—	—	3,463	314,918

(1)	Bonus payments to the Named Executive Officers for 2010, which were paid in cash in January 2011, were made pursuant to the incentive bonus plan adopted by the Compensation Committee in March 2010 and described under “Bonuses” in the CD&A included in this Proxy Statement. This 2010 bonus plan was established by the Compensation Committee for the first full fiscal year after the Company’s emergence from Chapter 11 reorganization and had not been put into place when the individual bonus amounts were determined for 2009. As a result, the bonus payments for 2010 constitute “Non-Equity Incentive Plan Compensation” under the SEC’s compensation disclosure rules, and the bonus payments for 2009 do not. Therefore, the 2009 bonuses are included under the “Bonus” heading instead.
(2)	Amounts in this column reflect the aggregate grant date fair value of the awards computed in accordance with ASC Topic 718, Stock Compensation. The grant date fair value was calculated using the assumptions disclosed in Note 15 in Part II, Item 8 of the Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2010. These amounts reflect grant date fair values and do not correspond to the actual value that might be realized by the Named Executive Officers. See “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” below for a description of the material features of these awards.
(3)	Amounts reflected in this column represent the dollar value of term life insurance premiums paid by the Company for the benefit of the Named Executive Officers, the dollar value of the company match to the Company’s 401(k) Plan on the employees’ behalf and payments made to certain Named Executive Officers pursuant to severance or other arrangements (if applicable) or in connection with the Company’s Chapter 11 Reorganization as described in “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” below. For 2010, (a) the life insurance premiums for Messrs. Hanna, Peper, Williams, and Cedro and Ms. Thom were $2,070, $2,580, $1,541, $468 and $893, respectively; and (b) the value of the 401(k) match for Messrs. Hanna, Peper, Williams and Cedro and Ms. Thom were $14,700, $14,700, $13,800, $13,200 and $10,008, respectively. For 2009, (a) the life insurance premiums for Messrs. Hanna, Peper, Williams and Cedro and Ms. Thom were $423, $2,580, $1,278, $450 and $714, respectively; and (b) the value of the 401(k) match for Messrs. Hanna, Peper, Williams and Cedro and Ms. Thom were $6,000, $16,500, $13,800, $12,750 and $10,008, respectively. For 2008, (a) the life insurance premiums for Messrs. Peper, Williams and Cedro and Ms. Thom were $2,580, $451, $113 and $432, respectively; and (b) the value of the 401(k) match for Messrs. Peper, Williams and Cedro and Ms. Thom were $13,800, $12,774, $3,188 and $10,000, respectively. See Notes (4) through (7) for amounts related to severance and other arrangements.
(4)	Mr. Hanna became Chief Executive Officer of the Company in September 2009. From March 26, 2009 until his election as Chief Executive Officer, Mr. Hanna served as a consultant to the Ad Hoc Committee and the Noteholders Committee. In Mr. Hanna’s role as a consultant, he received from the Company $140,954 in consulting fees, which are included in the “All Other Compensation” column.
(5)

Amounts reflected for fiscal year 2009 in the “All Other Compensation” column include $104,681 paid primarily in connection with the Company’s Chapter 11 Reorganization. Not included in the table is $4,820, the value realized on vesting in 2009 of 13,600 stock-settled restricted share units granted from 2005 through 2007, and a payment of $432 related to cash-settled restricted stock units granted in 2008. Not included in the table is $35,600, the value realized on vesting in 2008 of 3,500 stock-settled restricted share units granted from 2005 through 2007.

(6)	Amounts reflected for fiscal year 2009 in the “All Other Compensation” column include $275,000 paid in connection with the Company’s Chapter 11 Reorganization. Not included in the table is $6,709, the value realized on vesting in 2009 of 20,547 stock-settled restricted share units granted from 2006 through 2008, and payments totaling $2,490 related to cash-settled restricted stock units granted in 2007 and 2008. Not included in the table is $19,250, the value realized on vesting in 2008 of 2,009 stock-settled restricted share units granted in 2006 and a payment of $116,792 related to cash-settled restricted stock units granted in 2007.
(7)	Amounts reflected for fiscal year 2009 in the “All Other Compensation” column include $111,570 paid primarily in connection with the Company’s Chapter 11 Reorganization. Not included in the table is $6,933, the value realized on vesting in 2009 of 19,350 stock-settled restricted share units granted from 2005 through 2007, and a payment of $464 related to cash-settled restricted stock units granted in 2008. Not included in the table is $44,746, the value realized on vesting in 2008 of 4,400 stock-settled restricted share units granted from 2005 through 2007.
(8)	Amounts reflected for fiscal year 2009 in the “All Other Compensation” column include $30,000 paid in connection with the Company’s Chapter 11 Reorganization.

Grants of Plan-Based Awards Table

The following table provides information concerning each grant of an award made to our Named Executive Officers under any plan, including awards, if any, that have been transferred during the fiscal year ended December 31, 2010.

Grants of Plan-Based Awards for the Year Ended December 31, 2010

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(3)
		Threshold	Target	Maximum(2)	Threshold	Target	Maximum
		($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)
Gary C. Hanna	January 5, 2010	0	500,000	N/A	—	—	—	—	—	—	—
	April 5, 2010								125,000	13.59	866,250
Tiffany J. Thom	January 5, 2010	0	125,000	N/A	—	—	—	—	25,000	8.90	112,750
John H. Peper	January 5, 2010	0	137,500	N/A	—	—	—	—	25,000	8.90	112,750
Chad E. Williams	January 5, 2010	0	115,000	N/A	—	—	—	—	25,000	8.90	112,750
David P. Cedro	January 5, 2010	0	110,000	N/A	—	—	—	—	25,000	8.90	112,750

(1)	Amounts actually paid are reflected in the column titled “Non-Equity Incentive Plan Compensation” found on the “Summary Compensation Table” above. For additional information see “—Compensation Discussion and Analysis—Bonuses.”
(2)	While executive officers may earn up to a certain maximum percentage of each quantitative target under our annual incentive bonus program, the Committee retains discretion to award officers additional amounts based on external factors beyond the control of the officers as well as individual performance by the officers.
(3)	Amounts reflect the grant date fair value of the respective awards computed in accordance with ASC Topic 718, Stock Compensation. Please refer to Notes 2 and 15 in Part II, Item 8 of the Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2010 for a discussion of the assumptions used in computing the grant date fair value of stock based compensation awards. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that might be realized by the Named Executive Officer.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The following is a discussion of material factors necessary to an understanding of the information disclosed in the “—Summary Compensation Table” and the “—Grants of Plan-Based Awards Table” above.

Bonuses

On January 21, 2011, Mr. Hanna received a bonus for fiscal year 2010 of $400,000 in cash. On April 5, 2010, Mr. Hanna received a bonus for fiscal year 2009 of $117,780, payable in 6,013 shares of Common Stock (and $36,063.33 in cash as the amount required to satisfy applicable income tax withholding requirements on the shares of Common Stock). Both bonuses were paid pursuant to the Employment Agreement dated October 1, 2009, between Mr. Hanna and the Company. Under the terms of the Employment Agreement, Mr. Hanna’s bonuses are specified as stock bonuses, but the Compensation Committee elected for Mr. Hanna’s bonus for 2010 to be paid fully in cash.

On January 21, 2011, Ms. Thom received a bonus for fiscal year 2010 of $113,750 in cash. On January 5, 2010, Ms. Thom received a bonus for fiscal year 2009 of $27,000, paid in 1,821 shares of Common Stock and $10,793 in cash pursuant to the 2009 LTIP. During 2009, Ms. Thom also received an additional cash bonus of $10,000.

On January 21, 2011, Mr. Peper received a bonus for fiscal year 2010 of $100,000 in cash. On January 5, 2010, Mr. Peper received a bonus for fiscal year 2009 of $27,000, paid in 1,821 shares of Common Stock and $10,793 in cash pursuant to the 2009 LTIP.

On January 21, 2011, Mr. Williams received a bonus for fiscal year 2010 of $93,150 in cash. On January 5, 2010, Mr. Williams received a bonus for fiscal year 2009 of $22,000, paid in 1,484 shares of Common Stock and $8,792 in cash pursuant to the 2009 LTIP.

On January 21, 2011, Mr. Cedro received a bonus for fiscal year 2010 of $96,800 in cash. On January 5, 2010, Mr. Cedro received a bonus for fiscal year 2009 of $27,000, paid in 1,821 shares of Common Stock and $10,793 in cash pursuant to the 2009 LTIP. In 2008, Mr. Cedro received an employment bonus of $75,000, of which $35,000 was paid on October 15, 2008 and $40,000 was paid on March 31, 2009.

Stock Awards

In 2008, pursuant to the Company’s 2006 Long Term Incentive Plan (the “2006 LTIP”), the Company awarded stock-settled restricted share units and cash-settled restricted share units to the Company’s Named Executive Officers. The 2006 LTIP was terminated pursuant to the Company’s Chapter 11 Reorganization. In connection with the Chapter 11 Reorganization, the stock-settled restricted share units became fully vested and shares of Predecessor Company Common Stock were issued therefor. Pursuant to the Plan of Reorganization, 100% of the outstanding shares of Predecessor Company Common Stock were exchanged for an aggregate of approximately 5% of the Successor Company’s Common Stock. Each of the Named Executive Officers holding cash-settled restricted share unit awards issued pursuant to the 2006 LTIP surrendered any and all rights to such awards pursuant to a Settlement Agreement (as defined below).

Option Awards

In 2010 and 2009, pursuant to Mr. Hanna’s Employment Agreement and in accordance with the 2009 LTIP, the Company awarded stock options to Mr. Hanna. In 2010, pursuant to the 2009 LTIP, the Company also awarded stock options to Messrs. Peper, Williams, and Cedro and Ms. Thom.

Pursuant to the 2006 LTIP, the Company awarded stock options and stock appreciation rights to certain of the Company’s Named Executive Officers in 2008. As described above, all stock options outstanding under the 2006 LTIP were deemed fully vested and, unless exercised in accordance with the 2006 LTIP, were then cancelled pursuant to the Plan of Reorganization. Any holders of stock options that exercised such stock options in accordance with the 2006 LTIP received shares of Predecessor Company Common Stock upon such exercise. Pursuant to the Plan of Reorganization, 100% of the outstanding shares of Predecessor Company Common Stock were exchanged for an aggregate of approximately 5% of the Successor Company’s Common Stock.

Actions During 2009

Certain of the Company’s current and former executive officers, including Mr. Peper, previously entered into Change of Control Severance Agreements (each, a “Severance Agreement”) with the Company. Mr. Peper entered into his Severance Agreement in March 2005 and contained a termination date of March 28, 2010. Mr. Peper is no longer eligible for payments under his Severance Agreement. As part of the Company’s Chapter 11 Reorganization, and as approved by an order of the Bankruptcy Court, the Company entered into a settlement agreement with Mr. Peper in which he surrendered all rights, titles and benefits to and under his Severance Agreement in exchange for a general unsecured claim against the Company. Mr. Peper was awarded a claim for $275,000, which claim was treated as an unsecured claim and, like the Company’s other valid unsecured claims, was paid in full under the Plan of Reorganization.

As part of the Company’s Chapter 11 Reorganization, the Bankruptcy Court approved the Company’s entrance into various settlement agreements (together with the settlement agreement executed by Mr. Peper described above, the “Settlement Agreements”) with a number of the Company’s employees, including Ms. Thom, Mr. Williams and Mr. Cedro, who held outstanding equity compensation awards or unpaid bonus payments. The Settlement Agreements provided the individual with a cash retention payment in lieu of his or her outstanding equity or bonus awards, and cancelled the outstanding equity awards that the individual previously held, if any.

Employment Agreements

On October 1, 2009, the Company entered into an employment agreement with our Chief Executive Officer, Gary Hanna, which employment agreement was amended on April 12, 2010 (as amended, the “Employment Agreement”). The Employment Agreement has a term of three years, which term is automatically extended for an additional month at the end of each month unless either the Company or Mr. Hanna gives notice to discontinue the automatic extensions, but in any case there will always be 18 months remaining in the term. Under the Employment Agreement, Mr. Hanna, is entitled to a base salary (“Base Salary”) at an annual rate, to be determined by the Board of Directors of the Company (the “Board”), of not less than $400,000 per year and is entitled to receive, in addition to his Base Salary, an annual bonus (each, an “Annual Bonus”) awarded at the discretion of the Board upon recommendation of the Compensation Committee of the Board of Directors based upon Mr. Hanna’s performance. The Employment Agreement provides that the Annual Bonus is to be paid in a grant of Common Stock, but Mr. Hanna’s Annual Bonus for 2010 was paid in cash at the election of the Compensation Committee. Mr. Hanna’s target Annual Bonus for each year is between 25% and 125% (inclusive) of his Base Salary in effect for the calendar year to which such Annual Bonus relates. For any partial year of employment, the amount of such Annual Bonus is prorated for the portion of the year that Mr. Hanna was in the employ of the Company.

Pursuant to Mr. Hanna’s Employment Agreement, upon termination of Mr. Hanna’s employment by the Company for “cause” (as defined below) or by Mr. Hanna without “good reason” (as defined below), Mr. Hanna is entitled to receive: (i) the amount of his Base Salary through the date of termination; (ii) any Annual Bonus earned but unpaid as of the date of termination for any fiscal year completed prior to the date of termination; (iii) reimbursement of any unreimbursed business expenses properly incurred by him prior to the date of termination in accordance with his Employment Agreement; and (iv) such other employee benefits, if any, as to which he may be entitled pursuant to the terms governing such employment benefits and any applicable law.

Upon termination of Mr. Hanna’s employment by the Company in an involuntary termination (i.e., without cause) or by Mr. Hanna for good reason, or upon Mr. Hanna’s death or disability, Mr. Hanna is entitled to receive: (i) his Base Salary through the date of termination; (ii) any Annual Bonus earned but unpaid as of the date of termination for any fiscal year completed prior to the date of termination; (iii) reimbursement of any unreimbursed business expenses properly incurred by him prior to the date of termination in accordance with his Employment Agreement; (iv) such other employee benefits, if any, as to which he may be entitled pursuant to the terms governing such employment benefits and any applicable law; (v) a severance amount equal to his aggregate Base Salary for the lesser of (i) 18 months and (ii) the remainder of the term of his Employment Agreement (the “Severance Period”); and (vi) for the duration of the Severance Period, Mr. Hanna, his spouse and his dependents shall be entitled to continuation coverage under the Company’s group medical, dental and vision insurance plans comparable to the level of coverage in effect at the time of termination, provided he, his spouse and such dependents were enrolled in such plans immediately prior to his termination. Mr. Hanna is not entitled to receive duplicative or overlapping change of control benefits under his Employment Agreement and the COC Plan (as defined below).

For the purposes of Mr. Hanna’s Employment Agreement, “cause” means (i) Mr. Hanna’s material breach of the Employment Agreement, (ii) Mr. Hanna’s willful failure to perform his required duties and responsibilities (if such failure to perform has not been cured within ten business days following receipt of notice from the Company), (iii) Mr. Hanna’s indictment for, or conviction of (A) a misdemeanor involving fraud, dishonest or moral turpitude or (B) any felony, (iv) dishonesty on the part of Mr. Hanna directly related to the performance of his duties, (v) Mr. Hanna’s wrongful and intentional disclosure of confidential information, (vi) a conflict of interest on the part of Mr. Hanna that is undisclosed and not approved by the Board, (vii) Mr. Hanna’s material violation of any Company policy applicable to all employees that materially and adversely affects the Company (if such material violation has not been cured within ten business days following receipt of notice from the Company) or (viii) Mr. Hanna’s engaging in any manner, directly or indirectly, in a business that competes with the business of the Company, unless first disclosed to and approved by the Board in all material respects. “Good reason” means the occurrence of any of the following: (i) the Company’s material breach of the Employment Agreement, (ii) a material reduction in Mr. Hanna’s Base Salary, (iii) a material diminution in Mr. Hanna’s authority, duties or responsibilities that are normally associated with the position of Chief Executive Officer, (iv) a requirement by the Company that Mr. Hanna be required to relocate outside of New Orleans or Houston, or (v) a change of control of the Company. Under the Employment Agreement, any termination of Mr. Hanna’s employment will not be deemed to be for “good reason” unless (i) the condition giving rise to Mr. Hanna’s termination has arisen without his consent, and (ii) (A) Mr. Hanna must have provided written notice to the Company of such condition within 90 days of the initial existence of the condition, (B) such condition must have remained uncorrected for a period of 30 days after the Company’s receipt of such notice and (C) Mr. Hanna’s termination of employment must have occurred within 30 days after the expiration of such 30-day cure period.

Pursuant to his Employment Agreement and the Company’s 2009 LTIP, on September 30, 2009, Mr. Hanna was granted an initial award of stock options to purchase 68,116 shares of Common Stock, which was memorialized in an option award agreement dated as of October 1, 2009 (the “Option Agreement”). The terms of the Option Agreement provide for an exercise price equal to $10.00 per share. The closing price of the Common Stock on the NYSE on September 30, 2009 was $7.46 per share. The option vests ratably on a monthly basis over a 36-month period from the date of grant. Vested stock options under the Option Agreement expire 30 months following the applicable vesting date of such stock options. Upon a change of control (as defined in the 2009 LTIP), all remaining unvested stock options under the Option Agreement automatically vest and remain exercisable for a period of not less than 30 months following a change of control. Subsequent to this initial award of stock options, Mr. Hanna is entitled to participate annually in any additional awards of stock options as determined by the Board in its discretion.

The Company does not have employment agreements with any of the other Named Executive Officers.

Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information concerning unexercised options, stock that has not vested, and equity incentive plan awards for the Company’s Named Executive Officers.

Outstanding Equity Awards as of December 31, 2010

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
	(#)	(#)		(#)	($)		(#)	($)	(#)	($)
Gary C. Hanna	26,490	41,626	(1)	—	$10.00	04/01/2015	—	—	—	—
	—	125,000	(2)	—	$13.59	04/05/2020	—	—	—	—
Tiffany J. Thom	—	25,000	(3)	—	$8.90	01/05/2020	—	—	—	—
John H. Peper	—	25,000	(3)	—	$8.90	01/05/2020	—	—	—	—
Chad E. Williams	—	25,000	(3)	—	$8.90	01/05/2020	—	—	—	—
David P. Cedro	—	25,000	(3)	—	$8.90	01/05/2020	—	—	—	—

(1)	Represents the underlying option shares for unexercisable stock options that were granted on September 30, 2009. The option vests ratably on a monthly basis over a 36-month period from the date of grant; provided, however, that the vesting for the Initial Period is deferred until the end of the Initial Period and any remaining unvested portion vests ratably on a monthly basis over the remainder of the 36-month vesting period, subject to the executive remaining continuously employed. Vested stock options under the Option Agreement expire 30 months following the applicable vesting date of such stock options.
(2)	Represents the underlying option shares for unexercisable stock options that were granted on April 5, 2010. The option vests ratably on an annual basis over a 3-year period from the date of grant. Vested stock options under the Option Agreement expire 10 years following the date of grant.
(3)	Represents the underlying option shares for unexercisable stock options that were granted on January 5, 2010. The option vests ratably on an annual basis over a 3-year period from the date of grant. Vested stock options under the Option Agreement expire 10 years following the date of grant.

During the fiscal year ended December 31, 2010, our Named Executive Officers did not exercise any stock options and no shares were acquired on vesting of restricted stock awards as no restricted stock was awarded or vested during the year.

Potential Payments Upon Termination or Change of Control

Change of Control Plans. Our COC Plan for certain designated officers and employees of the Company (“Participants”) provides certain cash payments and other benefits to eligible employees if, under certain circumstances, such employees’ employment is terminated following a change of control. All of the Company’s Named Executive Officers are Participants in the COC Plan. The COC Plan may be amended or terminated by the Board in its sole discretion prior to the occurrence of a change of control of the Company, except that prior to November 1, 2011, no amendment or termination of the COC Plan is permitted that would remove a Participant from the COC Plan or that would adversely affect a Participant’s rights to benefits under the COC Plan. The Compensation Committee is responsible for administering the COC Plan.

The COC Plan provides that upon a change of control, all equity awards granted to Participants will become fully vested, all stock options and share appreciation rights will become fully exercisable, and all restrictions on restricted shares and restricted share units will lapse. With respect to performance shares or other awards contingent on the satisfaction of performance measures, the performance cycle will end upon a change of control, and the Participant will vest in the number of shares that the Participant would have earned if the performance cycle had ended as of the end of the period covered by the most recently issued year-end financial statement, plus such additional number of shares or units as the Compensation Committee shall determine in respect of any period of the performance cycle not covered by such year-end statement. Upon a change of control, a Participant receives the benefits described in this paragraph regardless of whether the Participant’s employment is terminated.

The COC Plan also provides that, if a Participant’s employment with the Company terminates within one year of a change of control of the Company (either by the Company without cause, or by the Participant for good reason), the Participant will be eligible to receive certain severance benefits. These benefits are awarded based on the Participant’s Designated Multiple (as defined in the COC Plan). If a Participant’s employment is terminated, that Participant is entitled to receive a cash payment within 30 days of termination in an amount equal to (a) that Participant’s Designated Multiple, multiplied by (b) the sum of that Participant’s (i) base salary for the year of termination, plus (ii) subject to adjustment prior to 2012 in the manner described below, average annual bonus for the three preceding years. In addition, the Participant is entitled to receive the same level of medical, dental and life insurance benefits for a certain period following the date of termination (the “Designated Period”) as that Participant was receiving immediately prior to the date of termination. Furthermore, if a Participant is terminated on or after January 1, 2011 and has not yet received a bonus under the Company’s annual bonus plan for the calendar year preceding the calendar year of such termination of the Participant’s employment, the Participant shall receive a bonus for that calendar year in an amount equal to the Participant’s target bonus.

Under the COC Plan, a Participant may have a Designated Multiple of 1.0, 1.5, 2.0 or 2.5, as determined by the Compensation Committee. The Designated Multiples for Messrs. Hanna, Peper, Williams and Cedro are 2.5, 2.0, 1.5 and 1.5, respectively, and the Designated Multiple for Ms. Thom is 2.0. The COC Plan provides that the Designated Period is 12 months for Participants with a Designated Multiple of 1.0, and 18 months for Participants with a Designated Multiple of 1.5, 2.0 or 2.5. Even though the COC Plan generally provides for the payment of a bonus to Participants based on average annual bonus for the three preceding years, the Compensation Committee and the Board concluded that the actual three-year average should not be used until 2012 because of recent changes to the manner in which the Company determines the bonuses of its officers and senior employees. Instead, if the calculation of the three-year average would have otherwise required the inclusion of a bonus for 2007, 2008 or 2009, the bonus for such year is replaced in the calculation with 50% of the Participant’s target bonus.

If any payments under the COC Plan are subject to the excise tax on “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, payments to the Participant will be reduced until no amount payable to the Participant would constitute an “excess parachute payment,” provided that no such reduction will be made if the net after-tax payment to which the Participant would otherwise be entitled without such reduction would be greater than the net after-tax payment, in each case, after taking into account federal, state, local or other income and excise taxes, to the Participant resulting from the receipt of such payments with such reduction. The Company does not provide any executive officer with a gross-up payment for any taxes that may be assessed against any compensation paid to such executive officer, including any income taxes or any excise tax under Section 4999 of the Internal Revenue Code of 1986.

Additionally, with respect to any awards granted to participants under the 2009 LTIP, in the case of a change of control of the Company, the Compensation Committee, in its sole discretion without the approval or consent of any holder of an award, may (i) accelerate the time at which any award may be exercised; (ii) require the mandatory surrender to the Company by selected holders of some or all of the outstanding awards held by such holders, before or after the change of control, in which the Compensation Committee will cancel such awards and pay to the holder thereof a cash payment; (iii) make adjustments to the terms of outstanding awards; or (iv) remove any restrictions or portions thereof associated with such awards.

For purposes of the COC Plan and awards under the 2009 LTIP, a “change of control” generally includes any of the following events: (1) an acquisition by any person of 25% or more (40% or more under the 2009

LTIP) of the securities entitled to vote in the election of directors, (2) the current directors, or their approved successors, no longer constitute a majority of the Board, (3) a merger or similar transaction is consummated which results in the holders of the Common Stock owning 50% or less of the surviving or transferee entity’s securities entitled to vote generally in the election of directors, or (4) approval of a plan of liquidation or disposition of all or substantially all of the Company’s assets. A termination for “cause” includes an individual’s termination due to a conviction of a felony, dishonesty, failure to perform duties, insubordination, theft, wrongful disclosure of confidential information, undisclosed conflicts of interest, violation of the Company’s employee policies, or competing with the Company for personal benefit. “Good reason” may exist if the Company reduces an individual’s base salary, eliminates or significantly reduces a material benefit under any of its employee benefit plans, takes away an individual’s titles or positions or significantly reduces the individual’s duties and responsibilities, or requires the individual to relocate to an office which is more than 35 miles driving distance from the office at which the Participant is employed immediately prior to the applicable change of control event.

The COC Plan was amended effective as of April 29, 2009 to modify the definition of a change of control. The events that generally constitute a change of control were not changed, but due to the Company’s unique financial situation pending the Company’s Chapter 11 Reorganization, the Board determined that various transactions related to the Company’s filing should not trigger the change of control definition in the COC Plan. Therefore, the Board amended the definition of change of control to expressly exclude the filing of a voluntary petition for bankruptcy, an exit from bankruptcy, or any transaction related to the Company’s filing for bankruptcy. Consequently, no events relating to the Company’s Chapter 11 Reorganization trigger the one-year protection period that otherwise immediately follows a change of control under the COC Plan.

Payments Upon Certain Terminations of Employment

Pursuant to Mr. Hanna’s Employment Agreement, upon termination of Mr. Hanna’s employment by the Company for “cause” (as defined below) or by Mr. Hanna without “good reason” (as defined below), Mr. Hanna is entitled to receive: (i) the amount of his Base Salary through the date of termination; (ii) any Annual Bonus earned but unpaid as of the date of termination for any fiscal year completed prior to the date of termination; (iii) reimbursement of any unreimbursed business expenses properly incurred by him prior to the date of termination in accordance with his Employment Agreement; and (iv) such other employee benefits, if any, as to which he may be entitled pursuant to the terms governing such employment benefits and any applicable law.

Upon termination of Mr. Hanna’s employment by the Company in an involuntary termination (i.e., without cause) or by Mr. Hanna for good reason, or upon Mr. Hanna’s death or disability, Mr. Hanna is entitled to receive: (i) his Base Salary through the date of termination; (ii) any Annual Bonus earned but unpaid as of the date of termination for any fiscal year completed prior to the date of termination; (iii) reimbursement of any unreimbursed business expenses properly incurred by him prior to the date of termination in accordance with his Employment Agreement; (iv) such other employee benefits, if any, as to which he may be entitled pursuant to the terms governing such employment benefits and any applicable law; (v) a severance amount equal to his aggregate Base Salary for the lesser of (i) six months and (ii) the remainder of the term of his Employment Agreement (the “Severance Period”); and (vi) for the duration of the Severance Period, Mr. Hanna, his spouse and his dependents shall be entitled to continuation coverage under the Company’s group medical, dental and vision insurance plans comparable to the level of coverage in effect at the time of termination, provided he, his spouse and such dependents were enrolled in such plans immediately prior to his termination. Mr. Hanna is not entitled to receive duplicative or overlapping change of control benefits under his Employment Agreement and the COC Plan.

For the purposes of Mr. Hanna’s Employment Agreement, “cause” means (i) Mr. Hanna’s material breach of the Employment Agreement, (ii) Mr. Hanna’s willful failure to perform his required duties and responsibilities (if such failure to perform has not been cured within ten business days following receipt of notice from the Company), (iii) Mr. Hanna’s indictment for, or conviction of (A) a misdemeanor involving fraud, dishonest or moral turpitude or (B) any felony, (iv) dishonesty on the part of Mr. Hanna directly related to the performance of his duties, (v) Mr. Hanna’s wrongful and intentional disclosure of confidential information, (vi) a conflict of interest on the part of Mr. Hanna that is undisclosed and not approved by the Board, (vii) Mr. Hanna’s material violation of any Company policy applicable to all employees that materially and adversely affects the Company (if such material violation has not been cured within ten business days following receipt of notice from the Company) or (viii) Mr. Hanna’s engaging in any manner, directly or indirectly, in a business that competes with the business of the Company, unless first disclosed to and approved by the Board in all material respects. “Good reason” means the occurrence of any of the following: (i) the Company’s material breach of the Employment Agreement, (ii) a material reduction in Mr. Hanna’s Base Salary, (iii) a material diminution in Mr. Hanna’s authority, duties or responsibilities that are normally associated with the position of Chief Executive Officer, (iv) a requirement by the Company that Mr. Hanna be required to relocate outside of New Orleans or Houston, or (v) a change of control of the Company. Under the Employment Agreement, any termination of Mr. Hanna’s employment will not be deemed to be for “good reason” unless (i) the condition giving rise to Mr. Hanna’s termination has arisen without his consent, and (ii) (A) Mr. Hanna must have provided written notice to the Company of such condition within 90 days of the initial existence of the condition, (B) such condition must have remained uncorrected for a period of 30 days after the Company’s receipt of such notice and (C) Mr. Hanna’s termination of employment must have occurred within 30 days after the expiration of such 30-day cure period.

The following table reflects the estimated values that each of the Named Executive Officers currently employed by the Company would receive if such Named Executive Officer’s employment were terminated following a change of control. For purposes of these calculations, the Company has made certain assumptions that the Company considers reasonable, such as all legitimate business expenses are current, and that all earned salary payments are current as of the date of the potential termination scenario. The Company has assumed that each of the events that constitutes a termination of employment following a change of control of the Company has occurred on December 31, 2010, on which day the closing sales price of Common Stock was $14.86. The actual amount of payments that each such Named Executive Officer could receive may not be determined with complete accuracy until such time as an actual termination following a change of control occurs, but the values below are the Company’s best estimate as to the potential payments each such Named Executive Officer would receive as of December 31, 2010.

Potential Payments Upon Termination Following a Change of Control

Name	Lump Sum Severance Payment	Continuation of Medical, Dental and Life Insurance Benefits	Accelerated Vesting of Stock Options	Accelerated Vesting of Restricted Shares, Restricted Share Units and Cash-Settled Restricted Share Units	Accelerated Vesting of Performance Shares	Total
	($)	($)	($)	($)	($)	($)
Gary C. Hanna	1,750,000	16,691	361,052	—	—	2,127,743
Tiffany J. Thom	659,166	21,683	149,000	—	—	829,849
John H. Peper	708,334	21,863	149,000	—	—	879,197
Chad E. Williams	449,075	14,359	149,000	—	—	612,434
David P. Cedro	433,400	14,311	149,000	—	—	596,711

Narrative Disclosure of Our Compensation Policies and Practices as They Relate to our Risk Management

We do not believe that there are any risks arising from our compensation policies and practices for employees, including officers, that are reasonably likely to have a material adverse effect on the Company. By establishing a balanced set of corporate and individual performance objectives based on the same metrics that the Company believes investors use in determining whether to purchase the Company’s stock, the Compensation Committee believes that our executive compensation program effectively manages risk by aligning our management’s incentives with our stockholders’ interests in the long-term performance of the Company. The Compensation Committee and the Board are aware of the need to routinely assess our compensation policies and practices and will make a determination on an annual basis regarding the necessity of this particular disclosure.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee acts under a written charter adopted and approved by the Board of Directors.

Management of the Company is responsible for the preparation and presentation of the Company’s financial statements, the effectiveness of internal control over financial reporting, and procedures that are reasonably designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for (1) expressing an opinion on the conformity of the Company’s consolidated financial statements with generally accepted accounting principles in the United States and (2) auditing management’s assessment of the effectiveness of internal control over financial reporting. The Audit Committee monitors and oversees these processes on behalf of the Board of Directors.

In performing its responsibilities, the Audit Committee has reviewed and discussed with management and with the Company’s independent registered public accountants the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, as amended. Furthermore, the Audit Committee discussed with the independent registered public accountants matters required to be discussed by the Statement on Auditing Standards 61, as amended and as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T. The Audit Committee also received from the independent registered public accountants the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent public accountants’ communications with the Audit Committee about independence and discussed with the independent registered public accountants their independence.

Based on the Audit Committee’s reviews and discussions referred to above, it recommended to the Board of Directors that the audited financial statements as of and for the fiscal year ended December 31, 2010 be included in the Company’s Annual Report on Form 10-K for such fiscal year.

Audit Committee

Charles O. Buckner, Chairman

Steven J. Pully, Member

John F. Schwarz, Member

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

As previously reported in our Current Report on Form 8-K filed on July 1, 2010, on June 28, 2010, the Company dismissed KPMG LLP (“KPMG”) as its independent registered public accounting firm and engaged PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. The Company’s Audit Committee recommended and approved the decision to change the Company’s independent registered public accounting firm.

None of KPMG’s reports on the Company’s consolidated financial statements for the Company’s fiscal years ended December 31, 2009 and December 31, 2008 contained any adverse opinion or disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope or accounting principles, except for KPMG’s report on the Company’s consolidated financial statements as of December 31, 2008, and for the year then ended, which was modified as to uncertainty because of substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2009 and December 31, 2008 and through the date hereof, there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to KPMG’s satisfaction, would have caused KPMG to make a reference to the matter in its reports on the Company’s financial statements for such years.

During the fiscal years ended December 31, 2009 and December 31, 2008 and through the date hereof, there were no “reportable events” (as defined by Item 304(a)(1)(v) of Regulation S-K), except that, as disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, the Company identified the following material weaknesses in the Company’s internal control over financial reporting as of December 31, 2008:

•

Control Environment over Financial Reporting. The Company lacked sufficient resources and accounting expertise to perform effective supervisory reviews and monitoring activities over financial reporting matters and controls related to matters involving judgments and estimates.

•

Complex or Non-Routine Accounting Matters. The Company lacked sufficient expertise and resources within the organization to effectively identify and evaluate the financial reporting implications of complex or non-routine accounting matters, such as application of SFAS No. 143, “Accounting for Asset Retirement Obligations.”

•

Period-End Financial Reporting Process. The Company also lacked sufficient expertise and resources within the organization to ensure journal entries, both recurring and non-recurring, were accompanied by sufficient supporting documentation and were adequately reviewed and approved prior to being recorded.

As a result of the above material weaknesses, there were material errors in the Company’s asset retirement obligations and impairments, and those errors were corrected prior to the issuance of the Company’s financial statements. The Company reported no material weaknesses in its internal control over financial reporting as of December 31, 2009 in its Annual Report on Form 10-K for the year ended December 31, 2009.

KPMG furnished the Company with a letter addressed to the SEC stating that it agrees with the above statements, which letter we filed as Exhibit 16.1 to our Current Report on Form 8-K filed on July 1, 2010.

As described above, on June 28, 2010, the Company engaged PricewaterhouseCoopers LLP to serve as its independent registered public accounting firm for the fiscal year ended December 31, 2010 and to perform procedures related to the financial statements included in our Quarterly Reports of Form 10-Q, which commenced with and included the quarter ended June 30, 2010.

During the Company’s fiscal years ended December 31, 2009 and 2008 and during any subsequent interim period prior to the date of engagement of PricewaterhouseCoopers as our independent registered public accounting firm, the Company has not consulted PricewaterhouseCoopers LLP regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

General

The following table sets forth the amount of audit fees, audit-related fees and tax fees billed or expected to be billed by PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, for the fiscal year ended December 31, 2010:

2010
Audit fees (1)	$570,154
Audit-related fees (2)	—
Tax fees (3)	—
All other fees (4)	—

Total Fees	$570,154

(1)	Audit fees are fees paid to PricewaterhouseCoopers LLP for professional services related to the audit and quarterly reviews of our financial statements and for services that are normally provided by the accountant in connection with regulatory filings. Audit fees include $137,950 related to services provided in connection with the sale of the 8.25% Notes in February 2011.
(2)	There were no audit-related fees (including expenses) with respect to fiscal year 2010.
(3)	There were no tax fees (including expenses) with respect to fiscal year 2010.
(4)	There were no other fees (including expenses) with respect to fiscal year 2010.

The following table sets forth the amount of audit fees, audit-related fees and tax fees billed by KPMG LLP, the Company’s independent registered public accounting firm, for the fiscal year ended December 31, 2009:

2009
Audit fees (1)	$748,008
Audit-related fees (2)	—
Tax fees (3)	—
All other fees (4)	—

Total Fees	$748,008

(1)	Audit fees were fees paid to KPMG LLP for professional services related to the audit and quarterly reviews of our financial statements and for services that are normally provided by the accountant in connection with regulatory filings. In 2009, audit fees included $13,500 related to services provided in connection with the filing of a registration statement on Form S-8.
(2)	There were no audit-related fees (including expenses) with respect to fiscal year 2009.
(3)	There were no tax fees (including expenses) with respect to fiscal year 2009.
(4)	There were no other fees (including expenses) with respect to fiscal year 2009.

Pre-Approval Policies and Procedures

The Audit Committee has adopted procedures for pre-approving all audit and permissible non-audit services provided by the independent registered public accountants. Under such procedures, the Audit Committee will annually review and pre-approve the audit, review and attest services to be provided during the next audit cycle by the independent registered public accountants and may annually review and pre-approve permitted non-audit services to be provided during the next audit cycle by the independent registered public accountants. To the extent practicable, the Audit Committee will also review and approve a budget for such services. Services proposed to be provided by the independent registered public accountants that have not been pre-approved during the annual review and the fees for such proposed services must be pre-approved by the Audit Committee or its designated subcommittee. Additionally, fees for previously approved services that are expected to exceed the previously approved budget must also be pre-approved by the Audit Committee or its designated subcommittee. All requests or applications for the independent registered public accountants to provide services to the Company must be submitted to the Audit Committee or its designated subcommittee by the principal financial officer or Controller and must address whether, in his or her view, the request or application is consistent with applicable laws, rules and regulations relating to auditor independence.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons, Promoters and Certain Control Persons

Pursuant to the Plan of Reorganization, Carlson Capital and Wexford Capital received their respective shares of Common Stock in exchange for the Company’s senior notes existing prior to the Chapter 11 Reorganization. Furthermore, upon the Company’s exit from its Chapter 11 Reorganization, the Company issued 20% Senior Subordinated Secured PIK Notes due 2014 (“PIK Notes”) in an aggregate principal amount of $61,112,000 to Carlson Capital, Wexford Capital and certain other purchasers (collectively, the “Purchasers”) in exchange for the Purchasers’ participation in the exit financing pursuant to the Plan of Reorganization. Carlson Capital, for which Mr. Pully, a current director, serves as General Counsel, was (together with its affiliates) the beneficial owner of 4,038,221 shares of Common Stock at the time of the transaction and owned $9,250,153 in principal amount of the Company’s PIK Notes. Mr. McCarthy, the current chairman of our board of directors, is a Vice President and Senior Analyst at Wexford Capital, which (together with its affiliates) beneficially owned 7,058,630 shares of Common Stock at the time of the transaction and owned $16,670,605 in principal amount of the Company’s PIK Notes. All of the outstanding principal amount of the PIK Notes were paid on June 28, 2010. As of March 1, 2011, Carlson Capital beneficially owned 4,038,221 shares of Common Stock and Wexford Capital beneficially owned 7,079,093 shares of Common Stock. See “Security Ownership of Certain Beneficial Owners and Management.”

Furthermore, both Wexford Capital and Carlson Capital purchased $12.5 million and $12.0 million, respectively, in principal amount of our 8.25% Senior Notes due 2018 (the “8.25% Notes”), which we issued on February 14, 2011. Both Wexford Capital and Carlson Capital acquired the notes on the same terms and conditions as other investors who acquired the 8.25% Notes from the initial purchasers of the 8.25% Notes.

Policies and Procedures

Pursuant to the Audit Committee Charter, the Audit Committee is responsible for the review, approval or ratification of transactions with related persons that are reportable under Item 404(a) of Regulation S-K. The Audit Committee conducts its review, approval or ratification of such transactions in accordance with the standards set forth in Section 144 of the Delaware General Corporations Law (the “DGCL”), which provides that such transactions will not be void or voidable solely because (a) of the related party nature of the transactions, (b) an interested director or officer is present or participates in the meeting of the Board or committee thereof that authorizes such transaction or (c) an interested director’s or officer’s votes are counted for such purpose if:

(i) the material facts of the related person’s relationship or interest and with respect to the transaction are disclosed or known to the Board or committee, and the Board or committee in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors;

(ii) the material facts of the related person’s relationship or interest and with respect to the transaction are disclosed or known to the Company’s stockholders entitled to vote thereon and such transaction is specifically approved in good faith by such stockholders; or

(iii) the transaction is fair to the Company as of the time it is authorized, approved or ratified by the Board, committee or stockholders.

STOCKHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING

Stockholder proposals intended to be included in the proxy statement relating to the Company’s 2012 Annual Meeting pursuant to Rule 14a-8 (“Rule 14a-8”) under the Exchange Act must be received by the Corporate Secretary of the Company no later than December 17, 2011 and must otherwise comply with Rule 14a-8.

Any stockholder proposals received outside of the Rule 14a-8 procedure for consideration at the Company’s 2012 Annual Meeting must be delivered to the Corporate Secretary of the Company no later than March 28, 2012, but no earlier than February 25, 2012. If, however, the date of the 2012 Annual Meeting is changed by more than 30 days from the anniversary date of this year’s Meeting, the stockholder notice described above will be deemed timely if it is received not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of (i) the 60th day prior to such annual meeting and (ii) the 10th day after public announcement of the date of such meeting. For special meetings, a stockholder must submit notice of a proposal no earlier than the 90th day prior to such special meeting and no later than the close of business on the later of (i) the 60th day prior to such special meeting and (ii) the 10th day following public announcement of such meeting. If timely notice of a stockholder proposal is not given, the proposal may not be brought. If timely notice is given but is not accompanied by a written statement to the extent required by applicable securities laws, the Company may exercise discretionary voting authority over proxies with respect to such proposal, if presented at the meeting.

In addition to the timely notice requirements, a stockholder’s proposal for nominees for directors must comply with Section 2.12 of the Company’s Second Amended and Restated Bylaws. Stockholder proposals related to other business must comply with Section 2.11 of the Company’s Second Amended and Restated Bylaws. Furthermore, any stockholder proposal must comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder.

All stockholders who do not expect to attend the 2011 Annual Meeting are urged, regardless of the number of shares owned, to participate in the Meeting by proxy via the Internet, telephone or mail.

By Order of the Board of Directors

/s/ John H. Peper

John H. Peper

Executive Vice President, General Counsel and

Corporate Secretary

New Orleans, Louisiana

April 15, 2011

Appendix A

FORM OF

FIRST AMENDMENT

TO THE

2009 LONG TERM INCENTIVE PLAN OF

ENERGY PARTNERS, LTD.

Section 3(a) of the Energy Partners, Ltd. 2009 Long Term Incentive Plan, effective as of September 21, 2009 (the “2009 LTIP”), is hereby amended and restated to read in its entirety as follows:

“3. Shares Available Under the Plan. (a) Subject to adjustment as provided in Section 3(b) and Section 13 of this Plan, the number of shares of Common Stock that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Shares and released from substantial risks of forfeiture thereof, (iii) as Deferred Shares, (iv) in payment of Performance Shares, Performance Units or Restricted Stock Units that have been earned shall not exceed in the aggregate 2,474,000 shares of Common Stock, plus any shares described in Section 3(b). Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.”

Duly adopted effective as of the [    ] day of [            ], 2011.

ENERGY PARTNERS, LTD.

By:
John H. Peper Executive Vice President, General Counsel and Corporate Secretary

A-1

Appendix B

ENERGY PARTNERS, LTD.

2009 LONG TERM INCENTIVE PLAN

1. Purpose. The purpose of the Energy Partners, Ltd. 2009 Long Term Incentive Plan (the “Plan”) is to attract and retain directors, officers and other key employees for Energy Partners, Ltd., a Delaware corporation (the “Company”), and its Subsidiaries (as defined below) and to provide to such persons incentives and rewards for superior performance. The Plan will be effective September 21, 2009 (the “Effective Date”).

2. Definitions. As used in the Plan,

“Appreciation Right” means a right granted pursuant to Section 5 of this Plan, and shall include both Tandem Appreciation Rights and Free-Standing Appreciation Rights.

“Award” means a grant of Option Rights, Appreciation Rights, Deferred Shares, Performance Shares, Performance Units, Performance Awards, Restricted Stock Units, a grant or sale of Restricted Shares or Bonus Stock.

“Base Price” means the price used as the basis for determining the Spread upon the exercise of an Appreciation Right.

“Board” means the Board of Directors of the Company.

“Change in Control” means the occurrence of any of the following events:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (x) the then outstanding shares of Common Stock of the Company (the “Outstanding Company Stock”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction that complies with clauses (A), (B) and (C) of paragraph (iii) below; or

(ii) A majority of the members of the Board (the “Incumbent Board”) is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members constituting the Board prior to the date of the appointment or election; or

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions to each other as their ownership, immediately prior to such Business Combination of the Outstanding Company

Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or the corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 40% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership results solely from ownership of the Company that existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the provisions of Section 14 and the foregoing provisions of this definition of “Change in Control,” no Award subject to the Nonqualified Deferred Compensation Rules (a “409A Award”) shall become exercisable, or be settled or otherwise paid or distributed, pursuant to the Plan or the applicable Award agreement governing such 409A Award as a result of a Change in Control unless the event constituting such Change in Control also constitutes a “change in the ownership or effective control” or “in the ownership of a substantial portion of the assets” of the Company within the meaning of the Nonqualified Deferred Compensation Rules; provided, however, that, to the extent permitted under the Nonqualified Deferred Compensation Rules, the time of exercise, payment or settlement of a 409A Award shall be accelerated, or payment shall be made under the Plan in respect of such Award, upon the occurrence of a Change in Control, as determined by the Committee in its discretion, to the extent necessary to pay income, withholding, employment or other taxes imposed on such 409A Award. To the extent any 409A Award does not become exercisable or is not settled or otherwise payable upon a Change in Control as a result of the limitations described in the preceding sentence, such 409A Award shall become exercisable or be settled or payable upon the earliest-occurring event that qualifies as a permissible time of distribution in respect of such 409A Award under the Nonqualified Deferred Compensation Rules, the Plan and the terms of the agreement governing such 409A Award.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Board and, to the extent the administration of the Plan has been assumed by the Board pursuant to Section 15 of the Plan, the Board.

“Common Stock” or “Shares” means the shares of common stock, par value $0.001 per share, of the Company or any security into which such shares of common stock may be changed by reason of any transaction or event of the type referred to in Section 13 or 14 of the Plan.

“Date of Grant” means the date specified by the Committee on which the grant of an Award is effective.

“Deferral Period” means the period of time during which Deferred Shares are subject to deferral limitations under Section 7 of this Plan.

“Deferred Shares” means the award made pursuant to Section 7 of this Plan of the right to receive shares of Common Stock at the end of a specified Deferral Period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

“Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option Right.

“Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

“Management Objectives” means the measurable performance objective or objectives established, when so determined by the Committee, that are to be achieved with respect to an Award. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed or on which the Participant’s efforts have the most influence. The Management Objectives may be made relative to the performance of other corporations or businesses.

If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code. In such case, the Committee will not make any modification of the Management Objectives or minimum acceptable level of achievement, in each such case to the extent it would cause such a result.

“Market Value Per Share” means, as of any particular date, (i) the closing sale price per share of Common Stock as reported on the principal securities exchange, association or quotation system on which the shares of Common Stock are then trading or, if there are no sales on such day, on the next preceding trading day during which a sale occurred, or (ii) if clause (i) does not apply, the fair market value of a share of Common Stock as determined by the Committee.

“Nonqualified Deferred Compensation Rules” means the limitations or requirements of Section 409A of the Code and the regulations promulgated thereunder.

“Option Price” means the purchase price payable on exercise of an Option Right.

“Option Right” means the right to purchase shares of Common Stock upon exercise of an option granted pursuant to Section 4 of the Plan.

“Participant” means a person who is selected by the Committee to receive an Award under the Plan and who is at the time a director, officer or other key employee of the Company or any one or more of its Subsidiaries.

“Performance Award” means the grant, pursuant to Section 8(h) of the Plan, of an Award subject to performance criteria specified by the Committee.

“Performance Period” means, in respect of a Performance Award, Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives or pre-established performance goals relating to such Performance Award, Performance Share or Performance Unit are to be achieved.

“Performance Share” means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 8 of this Plan.

“Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 (or such other value as the Committee determines) awarded pursuant to Section 8 of this Plan.

“Public Offering” means an underwritten public offering of the Company’s equity securities registered under the Securities Act of 1933, as amended, or any successor statute thereof, and the rules and regulations promulgated thereunder, or such other event as a result of which outstanding equity securities of the Company (or any successor entity) are publicly traded.

“Restricted Shares” means shares of Common Stock granted or sold pursuant to Section 5 of the Plan as to which neither the substantial risk of forfeiture nor the restrictions on transfers referred to therein have expired.

“Restricted Stock Units” means an award pursuant to Section 9 of this Plan of the right to receive shares of Common Stock, cash or other consideration at the end of a specified Deferral Period.

“Rule 16b-3” means Rule 16b-3 under Section 16 of the Exchange Act (or any successor rule to the same effect), as in effect from time to time.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as it may be amended from time to time.

“Subsidiary” means a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, limited liability company, joint venture or unincorporated association), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50% of the total combined voting power represented by all classes of stock issued by such corporation.

“Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option Right.

“Ten Percent Employee” means an employee of the Company or any of its Subsidiaries who owns Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries.

3. Shares Available Under the Plan. (a) Subject to adjustment as provided in Section 3(b) and Section 13 of this Plan, the number of shares of Common Stock that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Shares and released from substantial risks of forfeiture thereof, (iii) as Deferred Shares, (iv) in payment of Performance Shares, Performance Units or Restricted Stock Units that have been earned shall not exceed in the aggregate 1,237,000 shares of Common Stock, plus any shares described in Section 3(b). Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(b) The number of shares available in Section 3(a) above shall be adjusted to account for shares relating to awards that expire, are forfeited or are transferred, surrendered or relinquished upon the payment of any Option Price by the transfer to the Company of shares of Common Stock or upon satisfaction of any withholding amount. Upon payment in cash of the benefit provided by any award granted under this Plan, any shares that were covered by that award shall again be available for issuance or transfer hereunder.

(c) In each calendar year during any part of which this Plan is in effect, a “Covered Employee” (as defined within the meaning of Section 162(m) of the Code and regulations thereunder, including Treasury Regulation §1.162-27 and successor regulations thereto) may not be granted (i) Awards (other than Awards designated to be paid only in cash or the settlement of which is not based on a number of shares of Common Stock) relating to more than 400,000 shares of Common Stock, subject to adjustment in a manner consistent with any adjustment made pursuant to Section 13, and (ii) Awards designated to be paid only in cash, or the settlement of which is not based on a number of shares of Common Stock, having a value determined on the date of grant in excess of $5,000,000.00.

4. Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize grants to Participants of options to purchase shares of Common Stock. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each grant will be evidenced by an agreement executed on behalf of the Company by an authorized officer and delivered to the Participant and containing such terms and provisions, consistent with the Plan, as the Committee may approve.

(b) Option Rights granted under this Section 4 may be Incentive Stock Options, options that are not intended to be Incentive Stock Options, or combinations of the foregoing. Incentive Stock Options may be granted only to individuals who are employees of the Company or a Subsidiary that is a “subsidiary corporation” within the meaning of Section 424 of the Code.

(c) Each grant will specify the number of shares of Common Stock to which it pertains. The Market Value Per Share of Common Stock subject to an Incentive Stock Option and the aggregate Market Value Per Share of the Company’s Common Stock, or a Subsidiary’s common stock if that Subsidiary is considered a “subsidiary corporation” within the meaning of Section 424 of the Code, that is subject to any other Incentive Stock Option that first becomes purchasable by a Participant in any calendar year may not, with respect to that Participant, exceed $100,000, or such other amount as may be prescribed under Section 422 of the Code or applicable regulations or rulings from time to time.

(d) Each grant will specify the Option Price, which will not be less than 100% of the Market Value Per Share on the Date of Grant. The Option Price of Incentive Stock Options issued to a Ten Percent Employee may not be less than 110% of the Market Value Per Share on the Date of Grant.

(e) Each grant will specify the period or periods of continuous service by the Participant with the Company or any Subsidiary that are necessary before the Option Rights or installments thereof will become exercisable.

(f) Any grant may provide for the earlier exercise of the Stock Options in the event of a Change in Control of the Company.

(g) Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company, (ii) by the actual or constructive transfer to the Company of shares of Common Stock owned by the Participant for at least six months (or, with the consent of the Committee, for less than six months) having an aggregate Market Value Per Share at the date of exercise equal to the aggregate Option Price, (iii) with the consent of the Committee, by authorizing the Company to withhold a number of shares of Common Stock otherwise issuable to the Participant having an aggregate Market Value Per Share on the date of exercise equal to the aggregate Option Price, or (iv) by a combination of such methods of payment; provided, however, that the payment methods described in clauses (ii), (iii) and (iv) will not be available at any time that the Company is prohibited from purchasing or acquiring such shares of Common Stock.

(h) To the extent permitted by law, a grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker of some or all of the shares to which such exercise relates.

(i) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(j) A grant may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

(k) No Option Right will be exercisable more than 10 years from the Date of Grant (five years with respect to Incentive Stock Options granted to a Ten Percent Employee).

(l) Any grant may provide for the effect on the Option Rights (or any shares of Common Stock issued with respect to the Option Rights) of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of the Company or any Subsidiary.

(m) For purposes of any provision in the Plan or an agreement evidencing a Participant’s award of Option Rights that relates to the effect on an Option Right of a Participant’s ceasing to perform services for the Company or any Subsidiary, a termination of employment or other separation from service will occur when the Participant permanently ceases to perform services for the Company and all Subsidiaries or when the entity for which the Participant is performing services ceases to be a Subsidiary, unless the Participant immediately becomes employed by the Company or another Subsidiary.

(n) The exercise of an Option Right shall result in the cancellation on a share-for-share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.

5. Appreciation Rights. (a) The Committee may authorize the granting (i) to any Participant, of Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, of Free-Standing Appreciation Rights. A Tandem Appreciation Right shall be a right of the Participant, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Committee, which shall be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A Free-Standing Appreciation Right shall be a right of the Participant to receive from the Company an amount determined by the Committee, which shall be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise.

(b) Each grant of Appreciation Rights may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

(i) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in shares of Common Stock or in any combination thereof and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.

(ii) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee at the Date of Grant.

(iii) Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(iv) Any grant may specify that such Appreciation Right may be exercised only in the event of, or earlier in the event of, a Change in Control.

(v) Any grant may provide for the payment to the Participant of dividend equivalents thereon in cash or shares of Common Stock on a current, deferred or contingent basis.

(vi) Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights.

(vii) Each grant of Appreciation Rights shall be evidenced by an agreement executed on behalf of the Company by an officer and delivered to and accepted by the Participant, which agreement shall describe such Appreciation Rights, identify the related Option Rights (if applicable), state that such Appreciation Rights are subject to all the terms and conditions of this Plan, and contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

(c) Any grant of Tandem Appreciation Rights shall provide that such Tandem Appreciation Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation.

(d) Regarding Free-Standing Appreciation Rights only:

(i) Each grant shall specify in respect of each Free-Standing Appreciation Right a Base Price, which shall be equal to or greater or less than the Market Value Per Share on the Date of Grant;

(ii) Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and

(iii) No Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

6. Restricted Shares. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Shares to Participants. Each such grant or sale will constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting and other ownership rights, but subject to the restrictions set forth in this Section 6. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each grant or sale of Restricted Shares will be evidenced by an agreement executed on behalf of the Company by an authorized officer and delivered to the Participant and will contain such terms and provisions, consistent with the Plan, as the Committee may approve.

(b) Each such grant or sale may be made without additional consideration, in consideration of a payment by the Participant that is less than Market Value Per Share at the Date of Grant or in consideration of services rendered to the Company or a Subsidiary, except as may otherwise be required by the Delaware General Corporation Law.

(c) Each such grant or sale will provide that the Restricted Shares covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee at the Date of Grant.

(d) Each such grant or sale will provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares will be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

(e) Any grant or sale may provide for the early termination of any such restrictions in the event of a Change in Control of the Company.

(f) Any grant of Restricted Shares may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such shares. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

(g) Any such grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying award.

(h) Unless otherwise directed by the Committee, all certificates representing Restricted Shares will be held in custody by the Company until all restrictions thereon have lapsed.

7. Deferred Shares. The Committee may also authorize the granting or sale of Deferred Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

(a) Each such grant or sale shall constitute the agreement by the Company to deliver shares of Common Stock to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Deferral Period as the Committee may specify.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value Per Share at the Date of Grant.

(c) Each such grant or sale shall be subject to a Deferral Period, as determined by the Committee at the Date of Grant, and may provide for the lapse or other modification of such Deferral Period in the event of a Change in Control.

(d) During the Deferral Period, the Participant shall have no right to transfer any rights under his or her award and shall have no rights of ownership in the Deferred Shares and shall have no right to vote them, but the Committee may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Shares on either a current or deferred or contingent basis, either in cash or in additional shares of Common Stock.

(e) Each grant or sale of Deferred Shares shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant and shall contain such terms and provisions, consistent with this Plan, as the Committee may approve.

8. Performance Shares, Performance Units and Performance Awards. The Committee may also authorize the granting of Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

(a) Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors.

(b) The Performance Period with respect to each Performance Share or Performance Unit shall be such period of time (not less than 12 months, except in the event of a Change in Control, if the Committee shall so determine) commencing with the Date of Grant as shall be determined by the Committee on the Date of Grant.

(c) Any grant of Performance Shares or Performance Units shall specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level of achievement and shall set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. The grant of Performance Shares or Performance Units shall specify that, before the Performance Shares or Performance Units shall be earned and paid, the Committee must certify that the Management Objectives have been satisfied.

(d) Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in shares of Common Stock or in any combination thereof and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.

(e) Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee at the Date of Grant. Any grant of Performance Units may specify that the amount payable or the number of shares of Common Stock issued with respect thereto may not exceed maximums specified by the Committee at the Date of Grant.

(f) The Committee may, at or after the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof on either a current or deferred or contingent basis, either in cash or in additional shares of Common Stock.

(g) Each grant of Performance Shares or Performance Units shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant, which agreement shall state that such Performance Shares or Performance Units are subject to all the terms and conditions of this Plan, and contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

(h) Regarding Performance Awards Granted to Designated Covered Employees only: if the Committee determines that a Performance Award to be granted to any Participant who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the grant, exercise and/or settlement of such Performance Award may be contingent upon such Participant’s achievement of pre-established performance goals and other terms set forth in this Subsection 8(h).

(i) Performance Goals Generally. The performance goals for such Performance Award shall consist of one or more business criteria or individual performance criteria and one or more targeted levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Subsection 8(h). Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Award. Performance goals may differ for Performance Award granted to any one Participant or to different Participants.

(ii) Business and Individual Performance Criteria.

(A) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries or business or geographical units of the Company (except with respect to the total stockholder return criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per Share; (2) revenues, (3) increase in revenues; (4) increase in cash flow; (5) increase in cash flow return; (6) return on net assets; (7) return on assets; (8) return on investment; (9) return on capital; (10) return on equity; (11) economic value added; (12) operating margin; (13) contribution margin; (14) net income before taxes; (15) net income after taxes; (16) pretax earnings; (17) pretax earnings before interest, depreciation and amortization; (18) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (19) total stockholder return; (20) debt reduction; (21) market share; (22) change in the Market Value Per Share of the Common Stock; and (23) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies.

(B) Individual Performance Criteria. The grant, exercise and/or settlement of Performance Awards may also be contingent upon individual performance goals established by the Committee. If required for compliance with Section 162(m) of the Code, such criteria shall be approved by the stockholders of the Company.

(iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(iv) Performance Award Pool. The Committee may establish a pool (the “Performance Award Pool”), which shall be an unfunded pool, for the purpose of measuring the Company’s performance in connection with Performance Awards. The amount of such Performance Award Pool shall be based upon the Company’s achievement of one or more performance goals based on the criteria set forth in Subsection 8(h)(ii) hereof during any given performance period, as specified by the Committee in accordance with Subsection 8(h)(iii) hereof. The Committee may specify the amount of the Performance Award Pool as a percentage of any of such criteria, a percentage thereof in excess of a threshold amount, or any other amount which need not bear a strictly mathematical relationship to such criteria.

(v) Settlement of Performance Awards; Other Terms. After the end of each performance period, the Committee shall determine (A) the amount, if any, of the Performance Award Pool and the maximum amount of the potential Performance Awards payable to each Participant thereunder, or (B) the amount of the potential Performance Awards otherwise payable to each Participant. Settlement of such Performance Awards shall be in cash, Common Stock, or other Awards or property in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not increase any amount payable to a Covered Employee as a Performance Award pursuant to this Subsection 8(h). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of a termination of Participant’s employment by such Participant prior to the end of a performance period or the settlement of Performance Awards related to a performance period.

(vi) Written Determinations. With respect to any Award intended to qualify under Section 162(m) of the Code, all determinations by the Committee regarding (A) the establishment of performance goals, (B) the amount of any Performance Award Pool or potential individual Performance Awards, or (C) the achievement of performance goals relating to Performance Awards shall be made in writing. The Committee may not delegate to any other person any of its responsibilities relating to such Performance Awards.

(vii) Status of Subsection 8(h) under Section 162(m) of the Code. It is the intent of the Company that any Performance Awards granted under Subsection 8(h) hereof to mean any person who is designated by the Committee as likely to be “Covered Employee” within the meaning of Section 162(m) of the Code and the regulations thereunder (including Treasury Regulation §1.162-27 and the successor regulations thereto) shall, if the person is so designated by the Committee, constitute “performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations thereunder. Accordingly, the terms of Subsection 8(h), including the definitions of “Covered Employee” and the other terms used therein shall be interpreted in a manner consistent with Section 162(m) of the Code and the regulations thereunder. Notwithstanding anything in the foregoing to the contrary, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term “Covered Employee” as used herein shall mean only a person designated by the Committee, as of the time of any grant of Performance Awards during any fiscal year, who is likely to be deemed to be a Covered Employee with respect to such fiscal year. If any provision of this Plan as in effect on the date of adoption or any agreements relating to Performance Awards that are designated as intended to comply with Section 162(m) of the Code does not comply or is inconsistent with the requirements of Section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

9. Restricted Stock Units. The Committee may also from time to time authorize grants or sales to any Participant of Restricted Stock Units upon such terms and conditions as it may determine in accordance with this

Section 9. Each grant or sale will constitute the agreement by the Company or a Subsidiary to deliver shares of Common Stock, cash or other consideration to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each grant or sale may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Market Value Per Share on the Date of Grant, except as may otherwise be required by the Delaware General Corporation Law or other applicable law.

(b) Each grant or sale will provide that the Restricted Stock Units will be subject to a Deferral Period, which will be fixed by the Committee on the Date of Grant.

(c) Any grant or sale may specify the Management Objectives that, if achieved, will result in the termination or early termination of the Deferral Period, provided that the Performance Period associated with such Management Objectives will be a period of no less than 12 calendar months.

(d) Any grant or sale may provide for the earlier termination of the Deferral Period in the event of a Change in Control or other similar transaction or event or the Participant’s termination of employment or service by reason of death, disability, retirement or otherwise.

(e) During the Deferral Period, the Participant will not have any right to transfer any rights under the Restricted Stock Units, and will not have any rights of ownership in or any right to vote any shares of Common Stock that may be issued in settlement of Restricted Stock Units, but the Committee may on or after the Date of Grant authorize the payment of dividend equivalents on such shares in cash or Common Stock on a current, deferred or contingent basis.

(f) Any grant or sale may provide for the effect on the Restricted Stock Units or any shares of Common Stock issued free of restrictions, or other payment made, with respect to the Restricted Stock Units of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of the Company or any Subsidiary.

(g) Each grant or sale will be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant, which will contain such terms and provisions as the Committee may determine consistent with the Plan, including without limitation provisions relating to the Participant’s termination of employment or other termination of service by reason of retirement, death, disability or otherwise.

10. Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Common Stock to Participants as a bonus, or to grant Common Stock or other Awards in lieu of obligations to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, provided that in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Common Stock or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Any Common Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee. In the case of any grant of Common Stock to any officer of the Company or Subsidiary thereof in lieu of salary or other cash compensation, the number of Shares granted in place of such salary or cash compensation shall be reasonable (as determined by the Committee).

11. Transferability. (a) Except as otherwise determined by the Committee, no Award or other derivative security granted under the Plan will be transferable by a Participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Committee, Option Rights will be exercisable during the Participant’s lifetime only by the Participant or by the Participant’s guardian or legal representative.

(b) The Committee may specify at the Date of Grant that part or all of the shares of Common Stock that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon termination of the Deferral Period applicable to Deferred Shares or upon payment under any grant of Performance Shares, Performance Units, Performance Awards, or Restricted Stock Units, or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of the Plan, will be subject to further restrictions on transfer.

(c) Notwithstanding anything in this Section 11 to the contrary, a Participant may transfer all, but not less than all, of any Award granted to such Participant under the Plan based upon such Participant’s service as a non-employee director of the Board; provided, however, that such Participant may only transfer such Award to the institutional investor that (i) has designated such Participant to serve as a non-employee director of the Board pursuant to any agreement to which the Corporation is a party and (ii) requires any individual serving as its designate to the Board to transfer all compensation based upon such individual’s service on the Board to such institutional investor.

12. Company’s Repurchase Right.

(a) Subject to the terms of this Section 12, upon the occurrence of any Repurchase Event (as defined herein) the Company will have the right (unless waived by the Company in an agreement evidencing a Participant’s Award) to repurchase all or any portion of the shares of Common Stock issued as Restricted Shares or all or any portion of the shares of Common Stock issued to a Participant under this Plan (the “Shares”). The repurchase right may be exercised by the Company at any time following the date of a Repurchase Event by giving the holder of the Shares written notice of its intention to exercise such right; provided, however, that the Company may not exercise such repurchase right until the holder has held the Shares for at least 183 days. The purchase price per share will be the Market Value Per Share on the date of such notice; provided, however, that if the Participant’s employment with the Company is terminated for cause, the purchase price per share will be the lesser of the Market Value Per Share on the date of such notice or the purchase price per share paid by the Participant.

(b) Within 30 days following the date of delivery by the Company of a written notice of its election to exercise its repurchase right pursuant to this Section 12, the Company will pay to the Participant or other holder of the Shares the full amount of the purchase price, if any, in cash, and the Participant or holder will deliver to the Company the stock certificate or certificates representing the Shares being purchased, duly endorsed and free and clear of any and all liens, charges and encumbrances.

(c) For purposes of the Plan, “Repurchase Event” means (i) the termination of the Participant’s employment with the Company and its Subsidiaries for any reason whatsoever, regardless of the circumstances thereof, and including without limitation death, disability, retirement, discharge or resignation for any reason, whether voluntary or involuntary; (ii) the filing of a voluntary petition under any bankruptcy or insolvency law, or a petition for the appointment of a receiver or the making of an assignment for the benefit of creditors, with respect to the Participant or other holder of the Shares, (iii) the Participant or other holder of Shares being subjected involuntarily to a petition or assignment or to an attachment or other legal or equitable interest with respect to his or her assets, which involuntary petition or assignment or attachment is not discharged within 60 days after its date; or (iv) the Participant or other holder being subject to a transfer of Shares by operation of law.

(d) If any change in the Common Stock occurs as a result of any transaction or event described in Section 13 of the Plan, the restrictions contained in this Section 12 will apply with equal force to additional and/or substitute securities, if any, received by the Participant in exchange for, or by virtue of his or her ownership of, the Shares.

(e) If the Participant or holder fails or refuses to deliver on a timely basis duly endorsed certificates representing Shares purchased by the Company pursuant to this Section 12, the Company will have the right to deposit the purchase price for such Shares in a special account with any bank or trust company, giving notice of such deposit to the Participant or holder, whereupon (i) such Shares will be deemed to have been purchased by the Company and (ii) the Company will make an appropriate notation on its books and records reflecting such repurchase and may place stop-transfer or similar instructions with respect to such Shares with any transfer agent for the Common Stock. All such monies will be held by the bank or trust company for the benefit of the Participant or holder. All monies deposited with the bank or trust company but remaining unclaimed for two years after the date of deposit will be repaid by the bank or trust company to the Company on demand and become general funds of the Company, and the Participant or holder will thereafter look only to the Company for payment.

(f) The repurchase right of the Company set forth above will not be effective at any time the Shares subject to this Plan are required to be registered under Section 12 of the Exchange Act. If the repurchase right of the Company is in effect, it will be binding upon any transferee of Shares. The Company may place a legend on any certificate for Shares delivered to the Participant reflecting the repurchase rights provided in the Plan.

13. Adjustments. The Committee will make or provide for such adjustments in the maximum number of shares specified in Section 3 and Section 4 of the Plan, in the numbers of shares of Common Stock covered by outstanding Option Rights granted hereunder, in the Option Price applicable to any Option Rights, and in the kind of shares covered thereby, as the Committee, in its sole discretion, exercised in good faith, may determine is equitably required to maintain the intent of the Plan or to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced.

14. Change in Control.

(a) Upon a Change in Control the Committee, acting in its sole discretion without the consent or approval of any holder of an Award, shall effect one or more of the following alternatives, which may vary among individual holders of Awards and among Option Rights, Appreciation Rights, Deferred Shares, Performance Shares, Performance Units, Performance Awards, Restricted Stock Units, Restricted Shares or Bonus Stock, as applicable to such Award, (collectively “Grants”) held by any individual holder: (i) accelerate the time at which any Grants then outstanding may be exercised so that such Grants may be exercised in full for a limited period of time on or before a specified date (before or after such Change in Control) fixed by the Committee, after which specified date all unexercised Grants and all rights of holders thereunder shall terminate; (ii) require the mandatory surrender to the Company by selected holders of some or all of the outstanding Grants held by such holders (irrespective of whether such Grants are then exercisable under the provisions of this Plan) as of a date specified by the Committee, before or after such Change in Control, in which event the Committee shall thereupon cancel such Grants and pay to each holder thereof an amount in cash per Share equal to the excess, if any, of the Change in Control Price (as calculated pursuant to Subsection 14(b) below) of the Shares subject to such Grants over the exercise price(s) under such Grants for such Shares; (iii) make such adjustments (including conversion of the underlying security to a successor security) to Grants then outstanding as the Committee deems appropriate to reflect such Change in Control; or (iv) remove any restrictions or portions thereof associated with such Grants; provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Grants then outstanding; provided further that the right to make such adjustments shall include, but not be limited to, the modification of any Grant such that the holder of such Grant shall be entitled to purchase or receive (in lieu of the total Shares or other consideration that such holder would otherwise be entitled to purchase or receive under the Grant (the “Total Consideration”)), a number of Shares of

Common Stock, other securities, cash or property equal to the Total Consideration such holder would have been entitled to in connection with the Change in Control (A) (in the case of Options), at an aggregate exercise price equal to the exercise price that would have been payable if the total number of Shares had been purchased upon the exercise of the Grant immediately before the consummation of the Change in Control and (B) (in the case of Appreciation Rights) if the Appreciation Rights had been exercised immediately before the consummation of the Change in Control.

(b) Change in Control Price. For the purposes of Section 14(a), the “Change in Control Price” shall be deemed to be the amount determined in clause (i), (ii), (iii), (iv) or (v), whichever is applicable, as follows: (i) the per Share price offered to holders of Common Stock in any merger or consolidation; (ii) the per Share value of the Common Stock immediately before the consummation of a Change in Control without regard to assets sold in the Change in Control, and assuming the Company has received the consideration paid for the assets in the case of any sale of the assets; (iii) the amount of consideration distributed per Share of Common Stock in any dissolution; (iv) the price per Share offered to holders of Common Stock in any tender offer or exchange offer whereby a Change in Control takes place; or (v) if a Change in Control occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Subsection 14(b), the Market Value Per Share of the Shares that may otherwise be obtained with respect to such Grants or to which such Grants track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Grants. In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 14 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

(c) The provisions of this Section 14 shall be subject to the provisions of the final paragraph of the definition of “Change in Control.”

15. Fractional Shares. The Company will not be required to issue any fractional shares of Common Stock pursuant to the Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

16. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under the Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld. In addition, if permitted by the Committee, the Participant or such other person may elect to have any withholding obligation of the Company satisfied with shares of Common Stock (valued at the Market Value Per Share at such time) that would otherwise be transferred to the Participant or such other person in payment or delivery of the Participant’s Award. In no event, however, will shares of Common Stock be withheld in excess of the minimum number of shares required to satisfy the Company’s withholding obligation.

17. Administration of the Plan. (a) The Committee will consist of two or more directors appointed by the Board, all of whom will qualify as “non-employee directors” as defined in Rule 16b-3 and as “outside directors” as defined in regulations adopted under Section 162(m) of the Code, as such terms may be amended from time to time, and its size and members will otherwise satisfy applicable requirements of any exchange or market system upon which shares of Common Stock are listed or admitted to trading.

(b) The Committee has the full authority and discretion to administer the Plan and to take any action that is necessary or advisable in connection with the administration of the Plan, including without limitation the authority and discretion to interpret and construe any provision of the Plan or of any agreement, notification or document evidencing the grant of an Award, and to determine whether a Participant’s termination of employment resulted from voluntary resignation for good reason, discharge for cause or any other reason. The interpretation and construction by the Committee of any such provision and any determination by the Committee pursuant to any provision of the Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee will be liable for any such action or determination made in good faith.

(c) The Committee will act by a majority of the votes of its members in office and the Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by directors constituting a voting majority of the Committee.

18. Amendments, Etc. (a) The Plan may be amended from time to time by the Committee or the Board but may not be amended without further approval by the stockholders of the Company if such amendment would result in the Plan no longer satisfying any applicable requirements of the New York Stock Exchange (or any other exchange or market system upon which shares of Common Stock are listed or quoted or admitted to trading), Rule 16b-3 or Section 162(m) of the Code.

(b) Neither the Committee nor the Board will authorize the amendment of any outstanding Option Rights to reduce the Option Price without the further approval of the stockholders of the Company. Furthermore, no Option Rights will be cancelled and replaced with Option Rights having a lower Option Price without further approval of the stockholders of the Company. This Section 18(b) is intended to prohibit the repricing of “underwater” Option Rights and will not be construed to prohibit the adjustments provided for in Section 13 of the Plan.

(c) In case of termination of employment or termination of service by reason of death, disability or normal or early retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Option Right not immediately exercisable in full, or who holds Restricted Shares as to which the substantial risk of forfeiture or the prohibition on restriction has not lapsed, or who holds shares of Common Stock subject to any transfer restriction imposed pursuant to Section 11(b) of the Plan, the Committee may, in its sole discretion: (i) accelerate the time at which such Option Right may be exercised, (ii) accelerate the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse, (iii) accelerate the time when such transfer restriction will terminate, or (iv) waive any other limitation or requirement under any such award.

(d) The Plan does not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(e) If the Committee determines, with the advice of legal counsel, that any provision of the Plan would prevent the payment of any Award intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code from so qualifying, such Plan provision will be invalid and cease to have any effect without affecting the validity or effectiveness of any other provision of the Plan.

(f) It is the Company’s intention that any Award granted under the Plan will not constitute a deferral of compensation within the meaning of the Nonqualified Deferred Compensation Rules. In granting an Award, the Committee will use its best efforts to exercise its authority under the Plan with respect to the terms of such Award in a manner that the Committee determines in good faith will not cause the Award to be subject to the Nonqualified Deferred Compensation Rules.

(g) The provisions of the Plan are not intended, and should not be construed, to be legal, business or tax advice. The Company, the Subsidiaries, Participants and any other party having any interest herein are hereby informed that the U.S. federal tax advice contained in this document (if any) is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the Internal Revenue Code or (ii) promoting, marketing or recommending to any party any transaction or matter addressed herein.

19. Termination. No grant will be made under the Plan more than 10 years after the Effective Date, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Plan.

20. Governing Law. The Plan, all Awards and all actions taken under the Plan and with respect to the Awards will be governed in all respects in accordance with the laws of the State of Delaware, including, without limitation, the Delaware statute of limitations, but without giving effect to the principles of conflicts of laws of the State of Delaware.

21. Conditions to Delivery of Stock. Nothing contained herein nor in any Award granted hereunder or any Award agreement shall require the Company to issue any Shares with respect to any Award if such issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. At the time of any exercise of an Option Right or Appreciation Right, or at the time of any grant of Restricted Shares, Restricted Stock Unit, Deferred Shares, Performance Awards, Performance Shares, Performance Units, Bonus Stock or any other Award, the Company may, as a condition precedent to the exercise of such Option Right or Appreciation Right or settlement of any Restricted Share, Restricted Stock Unit or other Award, require from the Participant (or in the event of the Participant’s or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the Participant’s intentions with regard to the retention or disposition of the Shares of Common Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such Shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by such Participant (or in the event of the Participant’s death, his or her legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week.

Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to the stockholder meeting date.

EPL

ENERGY PARTNERS, LTD.

INTERNET http://www.proxyvoting.com/epl

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE 1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

97286-bl

FOLD AND DETACH HERE

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTIONS INDICATED, WILL BE VOTED “FOR” THE

Please mark your votes as

ELECTION OF ALL DIRECTORS, “FOR” ITEMS 2, 3, 4 AND 6 AND FOR A FREQUENCY OF “ONE YEAR” FOR ITEM 5.

indicated in this example X

FOR WITHHOLD *EXCEPTIONS

ALL FOR ALL FOR AGAINST ABSTAIN

1. ELECTION OF DIRECTORS

Nominees:

01 Charles O. Buckner

02 Scott A. Griffiths

03 Gary C. Hanna

04 Marc McCarthy

05 Steven J. Pully

06 William F. Wallace

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the

“Exceptions” box above and write that nominee’s name in the space provided below.)

*Exceptions

2. Approve an amendment to the Company’s 2009 Long Term Incentive Plan to increase the number of shares of common stock available for awards under the plan to 2,474,000

3. Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the year ending December 31, 2011

4. Approve, by non-binding vote, the advisory resolution relating to executive compensation

Management recommends a vote for stockholder approval every year.

1 year 2 years 3 years ABSTAIN

5. Determine, by non-binding vote, the frequency of a non-binding vote on executive compensation

FOR AGAINST ABSTAIN

6. Adjourn or postpone the meeting, as necessary

Mark Here for

Address Change

or Comments

SEE REVERSE

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature Signature Date

Important notice regarding the Internet availability of proxy materials for the 2011 Meeting of Stockholders.

The Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2010, as amended, are available at: http://www.proxyvoting.com/epl

FOLD AND DETACH HERE

PROXY

ENERGY PARTNERS, LTD.

2011 Meeting of Stockholders – May 26, 2011

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Gary C. Hanna and John H. Peper, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Energy Partners, Ltd. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2011 Meeting of Stockholders of the Company to be held on May 26, 2011 or at any adjournment(s) or postponement(s) thereof, with all powers which the undersigned would possess if present at the Meeting.

Address Change/Comments

(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

97286-bl